                                                                     EXHIBIT 4.2

                             REIMBURSEMENT AGREEMENT

      THIS REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of April 2, 2001, is made between Maxtor Corporation, a Delaware corporation ("Maxtor"), and Quantum Corporation, a Delaware corporation ("Quantum" or the "Company").

                                 R E C I T A L S

      A. Quantum issued convertible subordinated notes denominated "7% Convertible Subordinated Notes due 2004" (the "Notes") in an aggregate principal amount of $287,500,000 pursuant to the terms of the First Supplemental Indenture dated as of August 1, 1997 ("First Supplemental Indenture") to an Indenture dated as of August 1, 1997 between Quantum and LaSalle National Bank National Association (the "Trustee") (as modified by the First Supplemental Indenture, the Second Supplemental Indenture dated as of August 4, 1999 (the "Second Supplemental Indenture"), the Third Supplemental Indenture dated as of the date hereof (the "Third Supplemental Indenture") and as further amended, supplemented or otherwise modified from time to time, the "Indenture").

      B. On August 4, 1999, Quantum entered into a restructuring (the "Restructuring") of its common stock, whereby the common stock of the Company was exchanged for two classes of tracking stock called DLT & Storage Systems group stock and Hard Disk Drive group stock. In connection with the Restructuring, each share of common stock was changed into one share of DLT & Storage Systems group stock and 0.5 shares of Hard Disk Drive ("HDD") group stock, and pursuant to Section 1409 of the Indenture, the Company and the Trustee executed the Second Supplemental Indenture to make the Notes convertible into both classes of tracking stock as set forth in the Second Supplemental Indenture.

      C. Quantum has entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000, (the "Merger Agreement") by and among the Company, Insula Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Spinco"), Maxtor and Hawaii Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Maxtor pursuant to which the Company will contribute and transfer to Spinco all of the assets and liabilities associated with the HDD business, and upon the completion of such contribution and transfer and immediately prior to and in connection with the merger of Spinco with and into Maxtor (the "Merger"), the Company will redeem the Hard Disk Drive group stock.

      D. Pursuant to Section 1409 of the Indenture, Quantum, Maxtor and Trustee have agreed in connection with the Merger to execute the Third Supplemental Indenture to make the Notes convertible into Quantum Common Stock (as defined in the Third Supplemental Indenture) and the Maxtor Common Stock (as defined in the Third Supplemental Indenture) as set forth in the Third Supplemental Indenture.

      E. Pursuant to the terms of the General Assignment and Assumption Agreement entered into in connection with the Merger Agreement, Maxtor has agreed to pay to Quantum or the Trustee its pro rata share of any payment made by Quantum with respect to the Notes, as set forth therein.

                                A G R E E M E N T

            NOW, THEREFORE, for the consideration specified in the Merger Agreement and General Assignment and Assumption Agreement, Maxtor and Quantum hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to both the singular and the plural forms of the terms defined):

            "Holder" means any person that has a beneficial interest in any global security or other interest evidencing the Notes or any beneficial interest in a global security or other interest representing shares of Maxtor Common Stock issuable upon conversion of a Note.

            "Matured Obligations" means any Obligation (x) paid by Quantum on or after the date of this Agreement and prior to the date of determination, (y) that is due and owing as of the date of determination, or (z) will become due and owing within five (5) business days following the date of determination.

            "Maxtor's Pro Rata Portion" means one-third of the amount of any Matured Obligation; provided however, Maxtor's Pro Rata Portion of the principal component due under the Notes shall not exceed Ninety Eight Million Dollars ($98,000,000.00).

            "Obligations" means all payment obligations of Quantum under the Notes or the Indenture, whether for principal, interest, fees, expenses or otherwise; provided that the term "Obligations" shall not include any fees or expenses (or any other obligations that do not represent principal or interest due under the Notes or the Indenture) resulting from a breach of the Notes or Indenture by Quantum and not attributable to any action taken, or failed to be taken, by Maxtor.

            "Payment Date" shall have the meaning given thereto in Section 2.02 hereof.

            "Prime Rate" shall mean a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N. A. as its "prime rate."

                                   ARTICLE II

                            REIMBURSEMENT OBLIGATION

            2.01. Obligation to Reimburse. Maxtor hereby agrees to pay to Trustee or reimburse Quantum for, Maxtor's Pro Rata Portion of any Matured Obligation.

            2.02. Notices; Timing of Payments. (a) Quantum agrees that it shall send Maxtor written notice (the "Payment Notice") of any payment required under
Section 2.01 of the Agreement so that it could reasonably be expected to be received by Maxtor at least five (5) business days prior to the applicable Payment Date. The Payment Notice shall (i) describe the Matured Obligation, (ii) indicate the amount of Maxtor's Pro Rata Portion of such Matured Obligation,
(iii) state the Payment Date with respect to Maxtor's Pro Rata Portion of such Matured Obligation, (iv) identify to whom the payment should be made, and (v) provide wire transfer instructions or any other necessary information to enable Maxtor to promptly discharge its obligations under Section 2.01.

                  (b) Any payment required by Section 2.01 hereof shall be made by Maxtor on the date (the "Payment Date") that is the later of (i) the date Quantum is required to pay such Matured Obligation and (ii) five (5) business days after Maxtor could reasonably be expected to have received the Payment Notice relating to such Matured Obligation as specified therein.

            2.03. Amounts Past Due. Maxtor hereby agrees to pay to Quantum upon demand (a) interest on any and all amounts remaining unpaid by Maxtor hereunder at any time from the later of: (i) date such amounts become due and payable pursuant to Section 2.01 or otherwise under this Agreement; and (ii) the date Quantum pays such amount to the Trustee or the Noteholders, payable on demand, at the fluctuating interest rate per anum (computed on the basis of a year of 365 days and actual days elapsed) equal to two percent (2%) per annum above the Prime Rate as in effect from time to time and (b) all cost and expenses incurred by Quantum and the reasonable fees and expenses of its counsel in enforcing any rights under this agreement.

            2.04. Payments. All payments by Maxtor pursuant to this Agreement shall be made in U.S. Dollars in immediately available funds by wire transfer in accordance with the instructions, if any, provided in the Payment Notice.

                                   ARTICLE III

                                  REGISTRATION

      Maxtor covenants to Quantum that Maxtor shall comply with its obligations under Section 301 of the Third Supplemental Indenture. Maxtor agrees to assume all liability, and shall indemnify, reimburse and hold Quantum harmless from and against all costs, expenses or claims, incurred by Quantum resulting from Maxtor's breach of the foregoing covenant. Quantum agrees to assume all liability, and shall indemnify, reimburse and hold Maxtor harmless from and against all costs, expenses or claims (other that the Maxtor's Pro Rata Portion of any Matured Obligations), incurred by Maxtor resulting from Quantum's default under or breach of the Notes or the Indenture, other than a breach of the covenant in Section 206 of the Third Supplemental Indenture or a default or breach resulting from Maxtor's failure to comply with Article II hereof. Notwithstanding any other provision of this


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

Agreement, Maxtor and Quantum shall each retain any and all rights, under applicable law, to assert against one another, and recover upon, any claims for damages suffered or costs incurred as a result of the other's breach or default under the Indenture or the Notes, including without limitation, a breach or default that results in acceleration of the Notes.

                                   ARTICLE IV

                              OBLIGATIONS ABSOLUTE

            4.01. Obligations Absolute. The payment obligations of Maxtor under
Section 2.01 this Agreement shall be absolute, unconditional and irrevocable under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Notes or Indenture;

                  (b) any amendment or waiver of or any consent to departure from all or any of the Notes or the Indenture;

                  (c) the existence of any claim, set-off, defense or other rights which the Maxtor may have at any time against Quantum or Spinco whether in connection with this Agreement, the Merger Agreement, the Merger, the Third Supplemental Indenture or any related or unrelated transaction;

                  (d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            4.02. Bankruptcy; Insolvency. In the event that (a) Maxtor is generally not paying or admits in writing its inability to pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing, or (b) an involuntary petition is filed against Maxtor under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maxtor, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment, then in each such case an amount shall become immediately due and payable by Maxtor to Quantum without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, equal to one third of the sum of (x) principal amount of the Notes then outstanding, (y) all accrued and unpaid interest outstanding on the Notes, and (z) any other Obligations then due and owing (or reasonably expecting to be owing) by Quantum under the Notes.


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

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            5.01. Representations. Maxtor represents and warrants to Quantum, and Quantum represents and warrants to Maxtor, as follows:

                  (a) Good Standing; Qualification. It is a corporation organized and validly existing under the laws of the State of Delaware, and is properly qualified to do business in, is in good standing in, and where necessary to maintain its rights and privileges and has complied with the fictitious name statute of every jurisdiction in which it is doing business, except where the failure to be so qualified or to so comply would not have a material adverse effect on its operations and its subsidiaries taken as a whole.

                  (b) Authorization; Conflict. Its execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all-necessary corporate action, do not conflict with (x) its certificate of incorporation or bylaws or (y) any instrument or agreement material to its operations and its subsidiaries taken as a whole to which it is a party or by which it is bound or affected, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

                  (c) Approvals. No approval, consent, exemption or either action by, or notice to or filing with, any governmental authority or regulatory body is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required herein, except as may have been obtained.

                  (d) Enforceability. This Agreement is a legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency or other laws affecting creditors' rights generally.

                  (e) Compliance with Laws. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on it, which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required hereunder, except where such contravention would not have a material adverse effect on its operations and its subsidiaries taken as a whole.

                                   ARTICLE VI

                                  MISCELLANEOUS

            6.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by Quantum and Maxtor, and then such waiver shall be effective only in the specific instance and for the specific purpose for


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

which given.

            6.02 Addresses for Notices. All notices and other communications provided for hereunder shall be given by registered prepaid first-class airmail, by telex or by telecopy and shall be, if to Maxtor, 510 Cottonwood Drive, Milpitas, CA 95035, attention: Chief Financial Officer, with a copy to: Maxtor Corporation, attention: General Counsel, 2190 Miller Drive, Longmont, CO 80501; or if to Quantum, mailed or delivered to it, addressed to it at 500 McCarthy Blvd., Milpitas, CA 95035, attention: Chief Financial Officer; or to each party at such other address as shall be designated by such party in a written notice to the other party.

            6.03. No Waiver; Remedies. No failure on the part of Quantum to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            6.04. Continuing Obligation. This Agreement is a continuing obligation and shall (a) be binding and inure to the benefit of and be enforceable by Quantum and Maxtor, and their successors and assigns.

            6.05 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

            6.06. Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            6.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California.

            6.08. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.








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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                      Quantum Corporation


                                      By:
                                         ---------------------------------------
                                         Richard L. Clemmer
                                         Executive Vice President, Finance and
                                         Chief Financial Officer





                                      Maxtor Corporation


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                               QUANTUM CORPORATION

                               MAXTOR CORPORATION



                   7% CONVERTIBLE SUBORDINATED NOTES DUE 2004



                          THIRD SUPPLEMENTAL INDENTURE



                           DATED AS OF _________, 2001



                                       TO



                                    INDENTURE



                           DATED AS OF AUGUST 1, 1997



                        LASALLE BANK NATIONAL ASSOCIATION

                          (F/K/A LASALLE NATIONAL BANK)

        This Third Supplemental Trust Indenture, dated as of _________, 2001 (the "Supplemental Indenture"), among Quantum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), Maxtor Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("Maxtor"), and LaSalle Bank National Association (f/k/a Lasalle National Bank), a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of August 1, 1997, between the Company and the Trustee, as supplemented by the Supplemental Indenture, dated as of August 1, 1997 (the "First Supplemental Indenture"), as supplemented by the Second Supplemental Indenture, dated as of August 4, 1999 (the "Second Supplemental Indenture," and such Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Supplemental Indenture, being referred to herein as the "Indenture").

                                    RECITALS

        A. The Company has duly authorized the execution and delivery of the Indenture heretofore executed and delivered to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture heretofore executed and delivered.

        B. The Company issued Securities denominated "7% Convertible Subordinated Notes due 2004" (the "Notes") pursuant to the terms of the First Supplemental Indenture.

        C. On August 4, 1999, the Company entered into a restructuring (the "Restructuring") of its common stock, whereby the common stock of the Company was exchanged for two classes of tracking stock called DLT & Storage Systems group stock and Hard Disk Drive group stock. In connection with the Restructuring, each share of common stock was changed into one share of DLT & Storage Systems group stock and 0.5 shares of Hard Disk Drive ("HDD") group stock, and pursuant to Section 1409 of the Indenture, the Company and the Trustee executed the Second Supplemental Indenture to make the Notes convertible into both classes of tracking stock as set forth in the Second Supplemental Indenture.

        D. The Company has entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 3, 2000, by and among the Company, Insula Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Spinco"), Maxtor and Hawaii Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Maxtor pursuant to which the Company will contribute and transfer to Spinco all of the assets and liabilities associated with the HDD business, and upon the completion of such contribution and transfer and immediately prior to and in connection with the merger of Spinco with and into Maxtor (the "Merger"), the Company will redeem the Hard Disk Drive group stock.

        E. Pursuant to Section 1409 of the Indenture, the Company, Maxtor and Trustee have agreed in connection with the Merger to execute this Supplemental Indenture to make the Notes convertible into Quantum Common Stock (as defined below) and the Maxtor Common Stock (as defined below) as set forth herein.

                                   ARTICLE ONE
                                   AMENDMENTS

Section 101 Amendment to Section 101 of Indenture. Section 101 of the Indenture, as amended by Section 101 of the Second Supplemental Indenture, is hereby amended by deleting the definitions of DSS Common Stock and HDD Common Stock and by adding the following definitions in appropriate alphabetical order:

                "Board of Directors" means either the board of directors of the Company or Maxtor, as the case may be, or any duly authorized committee of that board empowered to act for it with respect to this Indenture.

                "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Maxtor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                "Common Stock" shall mean the Quantum Common Stock and Maxtor Common Stock or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or Maxtor, as the case may be, and which are not subject to redemption by the Company or Maxtor.

                "Maxtor" means the corporation named as "Maxtor" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Maxtor" shall mean such successor Person.

                "Maxtor Common Stock" shall mean the Common Stock, par value $.01 per share, of Maxtor or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Maxtor and which are not subject to redemption by Maxtor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                "Maxtor Subsidiary" means a corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by Maxtor or by one or more other subsidiaries of Maxtor, or by Maxtor and one or more other subsidiaries of Maxtor, and the accounts of which are consolidated with those of Maxtor in its most recent consolidated



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

        financial statements in accordance with generally accepted accounting principles. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or Maxtor, as the case may be, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to
        Section 1004 shall be the principal executive, financial or accounting officer of the Company.

                "Quantum Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Section 102 Amendments to Article Fourteen of Indenture.

        Article Fourteen of the Indenture, as amended by Section 102 of the Second Supplemental Indenture, is hereby replaced in its entirety with the following:

                                ARTICLE FOURTEEN

                            CONVERSION OF SECURITIES

        SECTION 1401. Applicability of Article Fourteen.

                The provisions of this Article shall be applicable to the Securities which are convertible into shares of Quantum Common Stock or Maxtor Common Stock, as the case may be, and the issuance of such shares of Quantum Common Stock or Maxtor Common Stock, as the case may be, upon the conversion of such Securities, except as otherwise specified as contemplated by Section 301 for the Securities of such series.

        SECTION 1402. Exercise of Conversion Privilege.

                In order to exercise a conversion privilege, the Holder of a Security with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to
        Section 1002, accompanied by a duly executed conversion notice to the Company and Maxtor substantially in the form set forth in Section 206 stating that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Quantum Common Stock and Maxtor Common Stock, as the case may be, which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company, Maxtor or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company, Maxtor and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of Section 307 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company and Maxtor shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of the respective Quantum Common Stock and Maxtor Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Quantum Common Stock or Maxtor Common Stock, as the case may be, otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and Maxtor and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company and Maxtor to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Quantum Common Stock and Maxtor Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities (or any part thereof) surrendered for conversion or on account of any dividends on Quantum Common Stock or Maxtor Common Stock issued upon such conversion.



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

                In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

        SECTION 1403. No Fractional Shares.

                No fractional share of Quantum Common Stock or Maxtor Common Stock shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 1403, any Holder of a Security or Securities would be entitled to a fractional share of Quantum Common Stock or Maxtor Common Stock upon the conversion of such Security or Securities, or specified portions thereof, the Company or Maxtor, as the case may be, shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Quantum Common Stock or Maxtor Common Stock, as the case may be, is listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the last reported sale price regular way on such exchange or market on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Quantum Common Stock or Maxtor Common Stock, as the case may be, is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the average of the bid and asked prices of such Quantum Common Stock or Maxtor Common Stock, as the case may be, in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section 1403, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which either the Quantum Common Stock or Maxtor Common Stock, as the case may be, is not traded on the Nasdaq National Market, or if the Quantum Common Stock or Maxtor Common Stock, as the case may be, is not traded on the Nasdaq National Market, on the principal exchange or market on which the Quantum Common Stock or Maxtor Common Stock, as the case may be, is traded or quoted.

SECTION 1404. Adjustment of the Quantum Conversion Price and the Maxtor
              Conversion Price.

                The Quantum Conversion Price and the Maxtor Conversion Price shall be adjusted for any stock dividends, stock splits, reclassifications, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions of the Company or Maxtor, as the case may be, setting forth the terms of the Securities as set forth in Section 105 of this Supplemental Indenture.

                Whenever either the Quantum Conversion Price or the Maxtor Conversion Price is adjusted, the Company or Maxtor, as the case may be, shall compute the adjusted Quantum Conversion Price or Maxtor Conversion Price, as the case may be, in accordance with terms of the applicable Board Resolution of the Company or Maxtor, as the case may be, or supplemental indenture and shall prepare an Officers' Certificate of either the Company or Maxtor, as the case may be, setting forth the adjusted Quantum Conversion Price or Maxtor Conversion Price, as the case may be, and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002 and, if different, with the Trustee. The Company shall with respect to any adjustment to the Quantum Conversion Price forthwith cause a notice setting forth the adjusted Quantum Conversion Price to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee. Maxtor shall with respect to any adjustment to the Maxtor Conversion Price forthwith cause a notice setting forth the adjusted Maxtor Conversion Price to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

                SECTION 1405. Notice of Certain Corporate Actions.

                (i) In the case of the Company, if:

                        (1) the Company shall declare a dividend (or any other
                distribution) on its Quantum Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any stockholders of the Company is required) that would require an adjustment pursuant to Section 1404; or

                        (2) the Company shall authorize the granting to all or
                substantially all of the holders of its Quantum Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any stockholders of the Company is required); or

                        (3) any reclassification of the Quantum Common Stock
                (other than a subdivision or combination of its outstanding shares of Quantum Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required), or of the sale of all or substantially all of the assets of the Company shall occur; or

                        (4) the voluntary or involuntary dissolution,
                liquidation or winding up of the Company shall occur;

                        then the Company shall cause to be filed with the
                Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in Clause (1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Quantum Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Quantum Common Stock of record shall be entitled to exchange their shares of Quantum Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

                (ii) In the case of Maxtor, if:

                        (1) Maxtor shall declare a dividend (or any other
                distribution) on its Maxtor Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any stockholders of Maxtor is required) that would require an adjustment pursuant to Section 1404; or

                        (2) Maxtor shall authorize the granting to all or
                substantially all of the holders of its Maxtor Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any stockholders of Maxtor is required); or

                        (3) any reclassification of the Maxtor Common Stock
                (other than a subdivision or combination of its outstanding shares of Maxtor Common Stock, or of any consolidation, merger or share exchange to which Maxtor is a party and for which approval of any stockholders of Maxtor is required), or of the sale of all or substantially all of the assets of Maxtor shall occur; or

                        (4) the voluntary or involuntary dissolution,
                liquidation or winding up of Maxtor shall occur;

                        then Maxtor shall cause to be filed with the Trustee,
                and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in Clause (1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Maxtor Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Maxtor Common Stock of record shall be entitled to exchange their shares of Maxtor Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by Maxtor with the Trustee.

        SECTION 1406. Reservation of Shares of Quantum Common Stock and Maxtor
                      Common Stock.

                The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Quantum Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Quantum Common Stock then issuable upon the conversion of all outstanding Securities that have conversion rights.

                Maxtor shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Maxtor Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Maxtor Common Stock then issuable upon the conversion of all outstanding Securities that have conversion rights.

        SECTION 1407. Payment of Certain Taxes Upon Conversion.

                Except as provided in the next sentence, the Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Quantum Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Quantum Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                Except as provided in the next sentence, Maxtor will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Maxtor Common Stock on conversion of Securities pursuant hereto. Maxtor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Maxtor Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Maxtor the amount of any such tax, or has established, to the satisfaction of Maxtor, that such tax has been paid.

        SECTION 1408. Nonassessability.

                The Company covenants that all shares of its Quantum Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

                Maxtor covenants that all shares of its Maxtor Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

        SECTION 1409. Provision in Case of Consolidation, Merger or Sale of
                      Assets.

                (i) With respect to the Company, if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Quantum Common Stock (other than a subdivision or combination of Quantum Common Stock to which Section 1404 applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Quantum Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Quantum Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Quantum Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Quantum Common Stock, then the Company and Maxtor (as required) or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Holder of each Security of a series then Outstanding that is convertible into Quantum Common Stock of the Company shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Quantum Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Quantum Common Stock is available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Quantum Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Quantum Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share")), then for the purposes of this Section 1409 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares.

                (ii) With respect to Maxtor, if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Maxtor Common Stock (other than a subdivision or combination of Maxtor Common Stock to which Section 1404 applies), (ii) any consolidation, merger or combination of Maxtor with another corporation as a result of which holders of Maxtor Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Maxtor Common Stock, or (iii) any sale or conveyance of the properties and assets of Maxtor as, or substantially as, an entirety to any other corporation as a result of which holders of Maxtor Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Maxtor Common Stock then the Company and Maxtor or the Company and the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Holder of each Security of a series then Outstanding that is convertible into Maxtor Common Stock shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Maxtor Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Maxtor Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Maxtor Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Maxtor Common Stock in respect of which such rights of election shall not have been exercised ("Maxtor nonelecting share")), then for the purposes of this Section 1409 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each Maxtor non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Maxtor nonelecting shares.

                (iii) Such supplemental indenture in the event of either (i) or (ii) above shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fourteen or in accordance with the terms of the supplemental indenture or Board Resolutions of the Company or Maxtor, as the case may be, setting forth the terms of such adjustments. The above provisions of this
                        Section 1409 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security of a series that is convertible into Quantum Common Stock or Maxtor Common Stock as provided in Section 106 promptly upon such execution.

                        Neither the Trustee nor any conversion agent, if any, shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities of a series convertible into Quantum Common Stock and Maxtor Common Stock upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company or Maxtor, as applicable, shall cause to be furnished to the Trustee upon request.

        SECTION 1410. Duties of Trustee Regarding Conversion.

                Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities that are convertible into Quantum Common Stock and Maxtor Common Stock to determine whether any facts exist which may require any adjustment of the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors of the Company or Maxtor, as the case may be, or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Quantum Common Stock or Maxtor Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 601, neither the Trustee nor any conversion agent shall be responsible for any failure of either the Company or Maxtor to issue, transfer or deliver any shares of their respective Quantum Common Stock or Maxtor Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company and Maxtor contained in this Article Fourteen or in the applicable supplemental indenture, resolutions of the Board of Directors of the Company or Maxtor, as the case may be, or written instrument executed by one or more duly authorized officers of the Company or Maxtor, as the case may be.

        SECTION 1411. Repayment of Certain Funds Upon Conversion.

                Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including, but not limited to funds deposited pursuant to Article Thirteen hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article Fourteen shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

Section 103 Amendments to Section 201 of First Supplemental Indenture.

        Section 201 of the First Supplemental Indenture, as amended by Section 201 of the Second Supplemental Indenture, is hereby amended by deleting the definitions of DSS Conversion Price and

HDD Conversion Price and by adding the following definitions in the appropriate alphabetized order:

                "Maxtor Conversion Price" shall have the meaning specified in
        Section 501 of this Supplemental Indenture.

                "Quantum Conversion Price" has the meaning specified in Section 501 of this Supplemental Indenture.

Section 104 Amendment to Section 401 of First Supplemental Indenture.

        Section 401 of the First Supplemental Indenture, as amended by Section 104 of the Second Supplemental Indenture, is hereby amended by replacing the proviso beginning in the fourth line of the first paragraph of Section 401 with the following:

        provided, however, that the Notes will not be redeemable following August 1, 1999, and before August 1, 2001, unless the fair market value of the Quantum Common Stock and Maxtor Common Stock issuable upon the conversion of $1,000 of principal amount of Notes, based on the Closing Prices for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption, exceeds $1,250 (using the same Trading Days for determining the Closing Prices of both the Quantum Common Stock and the Maxtor Common Stock).

Section 105 Amendment to Article Five of First Supplemental Indenture.

        Article Five of the First Supplemental Indenture, as amended by Section 105 of the Second Supplemental Indenture, is hereby replaced in its entirety with the following:

        Section 501 Conversion Right.

                Subject to and upon compliance with the provisions of this Article Five, each Holder shall have the right to convert any $1000 of principal of Notes held by such Holder into the number of shares of Quantum Common Stock obtained by dividing $666.67 by the Quantum Conversion Price and into the number of shares of Maxtor Common Stock obtained by dividing $333.33 by the Maxtor Conversion Price. Such conversion right shall commence on August 1, 1997 and expire at the close of business on August 1, 2004, subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor. In case a Note is called for redemption at the election of the Company, such conversion right in respect of the Note shall expire at the close of business on the Business Day next preceding the Redemption Date. A Note in respect of which a Holder is exercising its option to require redemption upon a Fundamental Change may be converted only if such Holder withdraws its election to exercise its option in accordance with Article Six hereof.

                The initial Quantum Conversion Price shall be $30.883 and the initial Maxtor Conversion Price shall be $20.318, and each shall be adjusted in certain instances as provided in this Article Five.

        Section 502 Adjustment of Conversion Price.

                The Quantum Conversion Price shall be subject to adjustment from time to time as follows:

                        (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Quantum Common Stock in shares of Quantum Common Stock, the Quantum Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Quantum Conversion Price by a fraction of which the numerator shall be the number of shares of Quantum Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Quantum Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 502(a) is declared but not so paid or made, the Quantum Conversion Price shall again be adjusted to the Quantum Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                        (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Quantum Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Quantum Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Quantum Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Quantum Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Quantum Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Quantum Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Quantum Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Quantum Common Stock are not delivered after the expiration of such rights or warrants, the Quantum Conversion Price shall be readjusted to the Quantum Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Quantum Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Quantum Conversion Price shall again be adjusted to be the Quantum Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Quantum Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Quantum Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                        (c) In case outstanding shares of Quantum Common Stock shall be subdivided into a greater number of shares of Quantum Common Stock, the Quantum Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Quantum Common Stock shall be combined into a smaller number of shares of Quantum Common Stock, the Quantum Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Quantum Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 502(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 502(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 502(a) (any of the foregoing hereinafter in this Section 502(d) called the "Distribution Securities")), then, in each such case (unless the Company elects to reserve such Distribution Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Quantum Common Stock to which such Holder is entitled, the amount and kind of such Distribution Securities which such Holder would have received if such Holder had converted its Notes immediately prior to the Distribution Record Date (as defined in Section 504(c) for such distribution of the Distribution Securities)), the Quantum Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Quantum Conversion Price in effect on the Distribution Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Quantum Common Stock on such Distribution Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) on the Distribution Record Date of the portion of the Distribution Securities so distributed applicable to one share of Quantum Common Stock and the denominator shall be the Current Market Price per share of the Quantum Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distribution Securities so distributed applicable to one share of Quantum Common Stock is equal to or greater than the Current Market Price of the Quantum Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution Securities such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the Quantum Conversion Price shall again be adjusted to be the Quantum Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 502(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Quantum Common Stock.

                        Each share of Quantum Common Stock upon conversion of Notes shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Quantum Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the Quantum Common Stock in accordance with the provisions of the Rights Agreement such that the Holders would thereafter not be entitled to receive any such Rights in respect to the Quantum Common Stock, issuable upon conversion of such Notes, the Quantum Conversion Price will be adjusted as provided in this Section 502(d) on the separation date; provided that if such Rights expire, terminate or are redeemed by the Company, the Quantum Conversion Price shall again be adjusted to be the Quantum Conversion Price which would then be in effect if such separation had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the Quantum Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Quantum Common Stock if the Rights had not become separated from the Quantum Common Stock pursuant to the provisions of the Rights Agreement.

                        Rights or warrants distributed by the Company to all holders of Quantum Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger

        Event"): (i) are deemed to be transferred with such shares of Quantum Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Quantum Common Stock, shall be deemed not to have been distributed for purposes of this Section 502 (and no adjustment to the Quantum Conversion Price under this Section 502 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Quantum Conversion Price shall be made under this Section 502(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Quantum Conversion Price under this Section 502 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Quantum Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Quantum Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Quantum Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Quantum Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                For purposes of this Section 502(d) and Sections 502(a) and (b), any dividend or distribution to which this Section 502(d) is applicable that also includes shares of Quantum Common Stock, or rights or warrants to subscribe for or purchase shares of Quantum Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Quantum Common Stock or rights or warrants (and any Quantum Conversion Price reduction required by this Section 502(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Quantum Common Stock or such rights or warrants (and any further Quantum Conversion Price reduction required by Sections 502(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Distribution Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 502(a) and
        (b) and (B) any shares of Quantum Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 502(a).

                        (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Quantum Common Stock cash (excluding
        (x) any quarterly cash dividend on the Quantum Common Stock to the extent the aggregate cash dividend per share of Quantum Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Quantum Common Stock of the next preceding quarterly cash dividend on the Quantum Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Quantum Conversion Price pursuant to this Section 502(e) (as adjusted to reflect subdivisions or combinations of the Quantum Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 504(a)) during the ten Trading Days (as defined in Section 504(e)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Quantum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Quantum Conversion Price in effect immediately prior to the close of business on such Distribution Record Date by a fraction of which the numerator shall be the Current Market Price of the Quantum Common Stock on the Distribution Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Quantum Common Stock and the denominator shall be such Current Market Price of the Quantum Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Distribution Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Quantum Common Stock is equal to or greater than the Current Market Price of the Quantum Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the Quantum Conversion Price shall again be adjusted to be the Quantum Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 502(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
        Section 502(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                        (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Quantum Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Quantum Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Quantum Common Stock on the Trading Day next succeeding the Expiration Time, the Quantum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Quantum Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Quantum Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Quantum Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
        (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Quantum Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Quantum Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Quantum Conversion Price shall again be adjusted to be the Quantum Conversion Price which would then be in effect if such tender or exchange offer had not been made.

                        (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Quantum Common Stock to more than 25% of the aggregate amount of Quantum Common Stock outstanding and shall involve the payment by such Person of consideration per share of Quantum Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Quantum Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Quantum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Quantum Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Quantum Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Quantum Common

        Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Quantum Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Expiration Time and the Current Market Price of the Quantum Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Quantum Conversion Price shall again be adjusted to be the Quantum Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 502(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight of the Indenture.

        Section 503 Adjustment of Maxtor Conversion Price.

                The Maxtor Conversion Price shall be subject to adjustment from time to time as follows:

                        (a) In case Maxtor shall hereafter pay a dividend or make a distribution to all holders of the outstanding Maxtor Common Stock in shares of Maxtor Common Stock, the Maxtor Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Maxtor Conversion Price by a fraction of which the numerator shall be the number of shares of Maxtor Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Maxtor Common Stock held in the treasury of Maxtor. If any dividend or distribution of the type described in this Section 503(a) is declared but not so paid or made, the Maxtor Conversion Price shall again be adjusted to the Maxtor Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                        (b) In case Maxtor shall issue rights or warrants to all holders of its outstanding shares of Maxtor Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Maxtor Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Maxtor Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Maxtor Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Maxtor Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Maxtor Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Maxtor Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Maxtor Common Stock are not delivered after the expiration of such rights or warrants, the Maxtor Conversion Price shall be readjusted to the Maxtor Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Maxtor Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Maxtor Conversion Price shall again be adjusted to be the Maxtor Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Maxtor Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Maxtor Common Stock, there shall be taken into account any consideration received by Maxtor for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of Maxtor.

                        (c) In case outstanding shares of Maxtor Common Stock shall be subdivided into a greater number of shares of Maxtor Common Stock, the Maxtor Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Maxtor Common Stock shall be combined into a smaller number of shares of Maxtor Common Stock, the Maxtor Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      (d) In case Maxtor shall, by dividend or otherwise, distribute to all holders of its Maxtor Common Stock shares of any class of capital stock of Maxtor (other than any dividends or distributions to which Section 503(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 503(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 503(a) (any of the foregoing hereinafter in this Section 503(d) called the "Maxtor Distribution Securities")), then, in each such case (unless Maxtor elects to reserve such Maxtor Distribution Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Maxtor Common Stock to which such Holder is entitled, the amount and kind of such Maxtor Distribution Securities which such Holder would have received if such Holder had converted its Notes immediately prior to the Distribution Record Date (as defined in Section 504(c) for such distribution of the Maxtor Distribution Securities)), the Maxtor Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Maxtor Conversion Price in effect on the Distribution Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Maxtor Common Stock on such Distribution Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Maxtor Board of Directors) on the Distribution Record Date of the portion of the Maxtor Distribution Securities so distributed applicable to one share of Maxtor Common Stock and the denominator shall be the Current Market Price per share of the Maxtor Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Maxtor Distribution Securities so distributed applicable to one share of Maxtor Common Stock is equal to or greater than the Current Market Price of the Maxtor Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Maxtor Distribution Securities such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the Maxtor Conversion Price shall again be adjusted to be the Maxtor Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of Maxtor determines the fair market value of any distribution for purposes of this Section 503(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Maxtor Common Stock.

                Rights or warrants distributed by Maxtor to all holders of Maxtor Common Stock entitling the holders thereof to subscribe for or purchase shares of Maxtor's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Maxtor Trigger Event"): (i) are deemed to be transferred with such shares of Maxtor Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Maxtor Common Stock (such rights or warrants the "Maxtor Rights"), shall be deemed not to have been distributed for purposes of this Section 503 (and no adjustment to the Maxtor Conversion Price under this Section 503 will be required) until the occurrence of the earliest Maxtor Trigger Event, whereupon such Maxtor Rights shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Maxtor Conversion Price shall be made under this Section 503(d). In lieu of any such adjustment, Maxtor may provide in the agreement that governs the Maxtor Rights (the "Maxtor Rights Agreement") that upon conversion of the Notes the Holders will receive, in addition to the Maxtor Common Stock issuable upon such conversion, the Maxtor Rights which would have attached to such shares of Maxtor Common Stock if the Maxtor Rights had not become separated from the Maxtor Common Stock pursuant to the provisions of the Maxtor Rights Agreement. Each share of Maxtor Common Stock upon conversion of Notes shall be entitled to receive the appropriate number of Maxtor Rights, if any, and the certificates representing the Maxtor Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Maxtor Rights Agreement as in effect at the time of such conversion. If any Maxtor Rights are subject to events, upon the occurrence of which such rights the Maxtor Rights become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such Maxtor Rights (and a termination or expiration of the existing Maxtor Rights without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of Maxtor Rights, or any Maxtor Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Maxtor Conversion Price under this Section 503 was made, (1) in the case of any such Maxtor Rights which shall all have been redeemed or repurchased without exercise by any holders thereof, the Maxtor Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Maxtor Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Maxtor Common Stock with respect to such Maxtor Rights (assuming such holder had retained such Maxtor Rights ), made to all holders of Maxtor Common Stock as of the date of such redemption or repurchase, and (2) in the case of such Maxtor Rights which shall have expired or been terminated without exercise by any holders thereof, the Maxtor Conversion Price shall be readjusted as if such Maxtor Rights had not been issued.

                For purposes of this Section 503(d) and Sections 503(a) and (b), any dividend or distribution to which this Section 503(d) is applicable that also includes shares of Maxtor Common Stock, or rights or warrants to subscribe for or purchase shares of Maxtor Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Maxtor Common Stock or rights or warrants (and any Maxtor Conversion Price reduction required by this Section 503(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Maxtor Common Stock or such rights or warrants (and any further Maxtor Conversion Price reduction required by Sections 503(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Distribution Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 503(a) and (b) and (B) any shares of Maxtor Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 503(a).

                        (e) In case Maxtor shall, by dividend or otherwise, distribute to all holders of its Maxtor Common Stock cash (excluding (x) any quarterly cash dividend on the Maxtor Common Stock to the extent the aggregate cash dividend per share of Maxtor Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Maxtor Common Stock of the next preceding quarterly cash dividend on the Maxtor Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Maxtor Conversion Price pursuant to this Section 503(e) (as adjusted to reflect subdivisions or combinations of the Maxtor Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 504(a)) during the ten Trading Days (as defined in Section 504(e)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of Maxtor, whether voluntary or involuntary), then, in such case, the Maxtor Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maxtor Conversion Price in effect immediately prior to the close of business on such Distribution Record Date by a fraction of which the numerator shall be the Current Market Price of the Maxtor Common Stock on the Distribution Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Maxtor Common Stock and the denominator shall be such Current Market Price of the Maxtor Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Distribution Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Maxtor Common Stock is equal to or greater than the Current Market Price of the Maxtor Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the Maxtor Conversion Price shall again be adjusted to be the Maxtor Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this

        Section 503(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 503(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                        (f) In case a tender or exchange offer made by Maxtor or any Maxtor Subsidiary for all or any portion of the Maxtor Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to Maxtor stockholders of consideration per share of Maxtor Common Stock having a fair market value (as determined by the Board of Directors of Maxtor, whose determination shall be conclusive and described in a resolution of the Board of Directors of Maxtor) that as of the last time (the "Maxtor Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Maxtor Common Stock on the Trading Day next succeeding the Maxtor Expiration Time, the Maxtor Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maxtor Conversion Price in effect immediately prior to the Maxtor Expiration Time by a fraction of which the numerator shall be the number of shares of Maxtor Common Stock outstanding (including any tendered or exchanged shares) on the Maxtor Expiration Time multiplied by the Current Market Price of the Maxtor Common Stock on the Trading Day next succeeding the Maxtor Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Maxtor Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Maxtor Purchased Shares") and
        (y) the product of the number of shares of Maxtor Common Stock outstanding (less any Maxtor Purchased Shares) on the Maxtor Expiration Time and the Current Market Price of the Maxtor Common Stock on the Trading Day next succeeding the Maxtor Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Maxtor Expiration Time. In the event that Maxtor is obligated to purchase shares pursuant to any such tender or exchange offer, but Maxtor is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Maxtor Conversion Price shall again be adjusted to be the Maxtor Conversion Price which would then be in effect if such tender or exchange offer had not been made.

                        (g) In case of a tender or exchange offer made by a Person other than Maxtor or any Maxtor Subsidiary for an amount which increases the offeror's ownership of Maxtor Common Stock to more than 25% of the aggregate Maxtor Common Stock outstanding and shall involve the payment by such Person of consideration per share of Maxtor Common Stock having a fair market value (as determined by the Board of Directors of Maxtor, whose determination shall be conclusive, and described in a resolution of the Board of Directors of Maxtor) at the last time (the "Maxtor Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Maxtor Common Stock on the Trading Day next succeeding the Maxtor Offer Expiration Time, and in which, as of the Maxtor Offer Expiration Time the Board of Directors of Maxtor is not recommending rejection of the offer, the Maxtor Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maxtor Conversion Price in effect immediately prior to the Maxtor Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Maxtor Common Stock outstanding (including any tendered or exchanged shares) on the Maxtor Offer Expiration Time multiplied by the Current Market Price of the Maxtor Common Stock on the Trading Day next succeeding the Maxtor Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Maxtor Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Maxtor Accepted Purchased Shares") and (y) the product of the number of shares of Maxtor Common Stock outstanding (less any Maxtor Accepted Purchased Shares) on the Maxtor Offer Expiration Time and the Current Market Price of the Maxtor Common Stock on the Trading Day next succeeding the Maxtor Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Maxtor Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Maxtor Conversion Price shall again be adjusted to be the Maxtor Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this
        Section 503(g) shall not be made if, as of the Maxtor Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause Maxtor to engage in any transaction described in Article Eight of the Indenture.

                Section 504 Certain Definitions. For purposes of this Article Five, the following terms shall have the meaning indicated:

                        (a) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National

        Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company or Maxtor, as the case may be, for that purpose, or a price determined in good faith by the Board of Directors of the Company or Maxtor, as the case may be, or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                        (b) "Current Market Price" shall mean the average of the daily Closing Prices per share of Quantum Common Stock or Maxtor Common Stock as applicable, for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be, pursuant to Section 502 or Section 503, as applicable, occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be, is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Quantum Conversion Price or the Maxtor Conversion Price pursuant to Section 502 or Section 503, as applicable, occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be, is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors of the Company or Maxtor, as the case may be, or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 502(d), (f) or (g), in the case of Quantum Common Stock, or Section 503 (d), (f) or (g), in the case of Maxtor Common Stock, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or Maxtor, as the case may be, or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Quantum Common Stock or Maxtor Common Stock, as the case may be, as of the close of business on the day before such "ex" date. For purposes of any computation under Section 502(f) or (g) in the case of Quantum Common Stock, or 503(f) or (g) in the case of Maxtor Common Stock, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per share of

        Quantum Common Stock or Maxtor Common Stock, as the case may be, for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Quantum Conversion Price or Maxtor Conversion Price pursuant to Section 502 or Section 503 occurs on or after the Expiration Time, Offer Expiration Time, Maxtor Expiration Time or Maxtor Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be, is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
        (1) when used with respect to any issuance or distribution, means the first date on which the Quantum Common Stock or Maxtor Common Stock, as the case may be, trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Quantum Common Stock or Maxtor Common Stock, as the case may be, means the first date on which the Quantum Common Stock or Maxtor Common Stock, as the case may be, trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Quantum Common Stock or Maxtor Common Stock, as the case may be, trades regular way on such exchange or in such market after the Expiration Time, Offer Expiration Time, Maxtor Expiration Time or Maxtor Offer Expiration Time, as the case may be, of such offer.

                        (c) "Distribution Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Quantum Common Stock or Maxtor Common Stock, as the case may be, have the right to receive any cash, securities or other property or in which such Quantum Common Stock or Maxtor Common Stock, as the case may be, (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or the Board of Directors of Maxtor, as the case may be, or by statute, contract or otherwise).

                        (d) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                        (e) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                Section 505 General Conversion Provisions.

                        (a) No adjustment in the Quantum Conversion Price or the Maxtor Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in either such price; provided, however, that any adjustments which by reason of this Section 505(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment of the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be. All calculations under this Article Five with respect to the Quantum Common Stock shall be made by the Company and with respect to the Maxtor Common Stock by Maxtor, and shall be made to the nearest one tenth of a cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Quantum Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for rights to purchase Maxtor Common Stock pursuant to a Maxtor plan for reimbursement of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company or Maxtor), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

                        (b) Whenever the Quantum Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Quantum Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Whenever the Maxtor Conversion Price is adjusted as herein provided, Maxtor shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate signed by the applicable officers of Maxtor setting forth the Maxtor Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company or Maxtor, as the case may be, shall prepare a notice of such adjustment of the Quantum Conversion Price or the Maxtor Conversion Price, as the case may be, setting forth the adjusted Quantum Conversion Price or Maxtor Conversion Price, as the case may be, and the date on which each adjustment becomes effective and shall mail such notice of such adjustment to the Holder of each Note at his last address appearing on the Security Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                        (c) In any case in which this Article Five provides that an adjustment shall become effective immediately after a record date for an event, the Company or Maxtor, as the case may be, may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Quantum Common Stock or Maxtor Common Stock, as the case may be, issuable upon such conversion by reason of the adjustment required by such event over and above the Quantum Common Stock and Maxtor Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 1403 of the Indenture.

                        (d) For purposes of this Article Five, the number of shares of Quantum Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Quantum Common Stock.

                The Company will not pay any dividend or make any distribution on shares of Quantum Common Stock held in the treasury of the Company. For purposes of this Article Five, the number of shares of Maxtor Common Stock at any time outstanding shall not include shares held in the treasury of Maxtor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Maxtor Common Stock. Maxtor will not pay any dividend or make any distribution on shares of Maxtor Common Stock held in the treasury of Maxtor.

                        (e) The Company may make such reductions in the Quantum Conversion Price, in addition to those required by this Sections 502 or 503, as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Quantum Common Stock or rights to purchase Quantum Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                Maxtor may make such reductions in the Maxtor Conversion Price, in addition to those required by this Section 503, as the Board of Directors of Maxtor considers to be advisable to avoid or diminish any income tax to holders of Maxtor Common Stock or rights to purchase Maxtor Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                To the extent permitted by applicable law, the Company from time to time may reduce the Quantum Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Quantum Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduction takes effect, and such notice shall state the reduced Quantum Conversion Price and the period during which it will be in effect.

                To the extent permitted by applicable law, Maxtor from time to time may reduce the Maxtor Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of Maxtor, which determination shall be conclusive. Whenever the Maxtor Conversion Price is reduced pursuant to the preceding sentence, Maxtor shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduction takes effect, and such notice shall state the reduced Maxtor Conversion Price and the period during which it will be in effect.

Section 106 Amendment to Section 301 of the First Supplemental Indenture.

                Section 301 of the First Supplemental Indenture is hereby amended by replacing in its entirety the following:

                                  ARTICLE THREE

                                CERTAIN COVENANTS

                Section 301 Registration and Listing.

                The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Quantum Common Stock issuable upon conversion of Notes may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause (ii); and (ii) will list the shares of Quantum Common Stock required to be issued and delivered upon conversion of the Notes prior to such issuance or delivery on the New York Stock Exchange or such other exchange or automated quotation as the Quantum Common Stock is then listed at such date of conversion.

                Maxtor (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Maxtor Common Stock issuable upon conversion of Notes may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause (ii); and (ii) will list the shares of Maxtor Common Stock required to be issued and delivered upon conversion of the Notes prior to such issuance or delivery on the Nasdaq National Market or such other exchange or automated quotation as the Maxtor Common Stock is then listed at such date of conversion.

                The provisions of Section 1008 of the Indenture shall not apply to this Section 301.

Section 107 Amendment to Annex 1.

        Annex 1 of the First Supplemental Indenture is hereby replaced in its entirety with Annex 1 hereto.

                                   ARTICLE TWO
                                  MISCELLANEOUS

Section 201 Reference to and Effect on the Indenture.

        This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

Section 202 Supplemental Indenture May be Executed In Counterparts.

        This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 203 Effect of Headings.

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 204 Separability.

        In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 205 Governing Law.

        THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 206 Company's Obligations with Respect to Maxtor.

        The Company will be required to fulfill any and all obligations set forth in this Supplemental Indenture of Maxtor in the event and to the extent that Maxtor fails to fulfill its obligations set forth in this Supplemental Indenture.

Section 207 Access to Information.

        The Trustee and the Company shall provide Maxtor with access to all Books , Records, and personnel, upon reasonable request in writing by Maxtor, required for Maxtor to meet its obligations set forth in this Supplemental Indenture, including, without limitation, lists of the holders of the Notes.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.



                                        Quantum Corporation

                                        By:
                                           -------------------------------------
                                           Richard L. Clemmer
                                           Executive Vice President, Finance and
                                           Chief Financial Officer



                                        Maxtor Corporation


                                        By:
                                           -------------------------------------



                                        LaSalle Bank National Association (f/k/a
                                        LaSalle National Bank), as Trustee



                                        By:
                                           -------------------------------------
                                           Victoria Douyon, Vice President

                                     Annex 1

                           [Form of Face of Security]

[IF THE SECURITY IS A GLOBAL SECURITY, INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                               QUANTUM CORPORATION

                    7% Convertible Subordinated Note due 2004

No. __________                                                     $____________

                                                             CUSIP: ____________

        Quantum Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ___________________ Dollars on August 1, 2004 and to pay interest thereon from August 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for such purpose in the Borough of

Manhattan, The City of New York, or at the option of the Holder of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder with an aggregate principle amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by their duly authorized officers and by its corporate seal to be affixed or imported hereon.

Dated:  ___________

                                        QUANTUM CORPORATION

                                        By:
                                           -------------------------------------
                                           Title:
Attest:

By:
   ---------------------------------
   Title:

        The Trustee's certificates of authentication shall be in substantially the following form:

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        LASALLE BANK NATIONAL
                                        ASSOCIATION (f/k/a LaSALLE NATIONAL
                                        BANK)
                                        As Trustee


                                        By:
                                           -------------------------------------
                                           Victoria Douyon, Vice President

                           FORM OF REVERSE OF SECURITY

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $287,500,000, and is issued pursuant to a Supplemental Trust Indenture supplementing the Indenture, dated as of August 1, 1997, from the Company to Trustee relating to the issuance of the "7% Convertible Notes due 2004" of this series (the "Supplemental Indenture").

        The Securities will not be subject to redemption prior to August 1, 1999 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice to the Holders, at the Redemption Prices (expressed as a percentage of principal amount) set forth below; provided, however, that the Securities will not be redeemable following August 1, 1999, and before August 1, 2001, unless the fair market value of the Quantum Common Stock and Maxtor Common Stock issuable upon the conversion of $1,000 of principal amount of Notes, based on the Closing Prices for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption, exceeds $1,250 (using the same Trading Days for determining the Closing Prices of both the Quantum Common Stock and the Maxtor Common Stock).

        The Redemption Price (expressed as a percentage of principal amount) is as follows for the 12 month periods beginning on August 1 of the following years:

YEAR                                              REDEMPTION PRICE
----                                              ----------------
1999 ................................                    105%
2000.................................                    104%
2001.................................                    103%
2002.................................                    102%
2003.................................                    101%

and 100% at August 1, 2004, in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated Maturity is on such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        The Securities are not subject to redemption through operation of any sinking fund.

        In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If a Fundamental Change (as defined in the Supplemental Indenture) occurs at any time prior to August 1, 2004, the Securities will be redeemable on the 30th day after notice thereof at the option of the Holder. Such payment shall be made at the following prices (expressed as a percentage of principal amount) in the event of a Fundamental Change occurring during the 12 month period beginning August 1 of the following years:

YEAR                   PERCENTAGE      YEAR                 PERCENTAGE
----                   ----------      ----                 ----------
1997 ................      107%        2001   ...........       103%
1998 ................      106         2002   ...........       102
1999 ................      105         2003   ...........       101
2000 ................      104

and 100% at August 1, 2004; provided in each case that if the Applicable Price (as defined in the Supplemental Indenture) is less than the Reference Market Price (as defined in the Supplemental Indenture), the Company shall redeem such Securities at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Securities to, but excluding, the Repurchase Date; provided, however, that interest installments whose Stated Maturity is on such Repurchase Date will be paid to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Supplemental Indenture. The Company shall mail to all Holders a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Security to be so repaid at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or, at the option of the Holder, the Corporate Trust Office of the Trustee, such Security with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Securities duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

        The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture, except that the Company will not be able to defease the right of the Holders to convert this Security pursuant to Article Fourteen of the Indenture.

        Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before August 1, 2004 (except that, in case this Security or any portion hereof shall be redeemed, such right shall terminate with respect to this Security or portion hereof, as the case may be, so redeemed at the close of business on the first Business Day next preceding the date fixed for redemption as provided in the Indenture, unless the Company defaults in making the payment due upon redemption or except as otherwise provided in the Indenture), to convert any $1,000 of principal of Notes held by such holder into the number of Quantum Common Stock obtained by dividing $666.67 by the Quantum Conversion Price (initially $30.883) and into the number of Maxtor Common Stock obtained by dividing $333.33 by the Maxtor Conversion Price (initially $20.318), as the Quantum Conversion Price or the Maxtor Conversion Price may be adjusted from time to time, upon surrender of this Security, together with the conversion notice hereon duly executed, to be accompanied (if so required by the Company and Maxtor) by instruments of transfer, in form satisfactory to the Company and Maxtor and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Quantum Common Stock or Maxtor Common Stock issued on conversion. Neither the Company nor Maxtor will be required to issue fractional shares upon any such conversion, but shall make adjustment therefor as provided in the Indenture. Each of the Quantum Conversion Price and the Maxtor Conversion Price is subject to adjustment as provided in the Indenture. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                UNIF GIFT MIN ACT __________
TEN ENT - as tenants by the entireties
          (Cust)
JT TEN  - as joint tenants with right of      Custodian ___________under Uniform
          survivorship and not as tenants                  (Minor)
          in common                           Gifts to Minors Act_______________
                                                                     (State)

        Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

        To Quantum Corporation:
           Maxtor Corporation

        The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Quantum Common Stock and Maxtor Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date after the close of business on a Regular Record Date and prior to the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

          Principal Amount to be Converted
(in an integral multiple of $1,000, if less than all)
                    $_______________


Dated:________________
                                        ----------------------------------------

                                        ----------------------------------------

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934 if shares of Quantum Common
                                        Stock and Maxtor Common Stock are to be
                                        delivered, or Securities to be issued,
                                        other than to and in the name of the
                                        registered owner.

                                        ----------------------------------------
                                        Signature Guaranty

        Fill in for registration of shares of Quantum Common Stock or Maxtor Common Stock, or Securities to be issues, if to be issued otherwise than to the registered Holder.



-------------------------------------   ----------------------------------------
(Name)                                  Social Security or Other Taxpayer
                                        Identification Number

-------------------------------------
(Address)


-------------------------------------

                           OPTION TO ELECT REDEMPTION
                            UPON A FUNDAMENTAL CHANGE

To: Quantum Corporation

        The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Quantum Corporation (the "Company") as to the occurrence of a Fundamental Change and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the redemption price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:________________
                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an ____ approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                        ----------------------------------------
                                        Signature Guaranty


Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

----------------------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

        This Second Supplemental Trust Indenture, dated as of August 4, 1999 (the "Supplemental Indenture"), between Quantum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and LaSalle National Bank, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of August 1, 1997, between the Company and the Trustee as supplemented by the Supplemental Indenture dated as of August 1, 1997 (the "First Supplemental Indenture, and such Indenture, as supplemented by the First Supplemental Indenture and this Supplemental Indenture, being referred to herein as the "Indenture").

                                    Recitals

        A. The Company has duly authorized the execution and delivery of the Indenture heretofore executed and delivered to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture heretofore executed and delivered.

        B. The Company issued Securities denominated "7% Convertible Subordinated Notes due 2004" (the "Notes") pursuant to the terms of the First Supplemental Indenture.

        C. Effective August 4, 1999, the Company entered into a restructuring (the "Restructuring") of common stock, whereby the common stock of the Company was exchanged for two classes of tracking stock called DLT & Storage Systems group stock and Hard Disk Drive group stock. In connection with the Restructuring, each share of common stock was changed into one share of DLT & Storage Systems group stock and 0.5 shares of Hard Disk Drive group stock.

        D. Pursuant to Section 14.09 of the Indenture, the Company and the Trustee are required to execute this Supplemental Indenture to make the Notes convertible into both classes of tracking stock as further set forth herein.

                                   ARTICLE ONE
                                   AMENDMENTS

Section 101 Amendment to Section 101 of Indenture. Section 101 of the Indenture is hereby amended by adding the following definitions in appropriate alphabetical order:

             "DSS Common Stock" shall mean the Company's Common Stock called DLT & Storage Systems group stock or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

             "HDD Common Stock" shall mean the Company's Common Stock called Hard Disk Drive group stock or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Section 102  Amendments to Article Fourteen of Indenture.

     (a) Each of Sections 1404, 1405, 1406 and 1407 of the Indenture is hereby amended by replacing the phrase "Common Stock" with the phrase "DSS Common Stock or HDD Common Stock" in each place where such phrase appears.

     (b) Section 1409 of the Indenture is hereby amended by replacing it in its entirety with the following:

     If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of DSS Common Stock or HDD Common Stock (other than a subdivision or combination of DSS Common Stock or HDD Common Stock, as the case may be, to which Section 1404 applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of DSS Common Stock or HDD Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such DSS Common Stock or HDD Common Stock, as the case may be, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of DSS Common Stock or HDD Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such DSS Common Stock or HDD Common Stock, as the case may be, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Holder of each Security of a series then Outstanding that is convertible into DSS Common Stock or HDD Common Stock of the Company shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of DSS Common Stock or HDD Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of DSS Common Stock or HDD Common Stock, as the case may be, available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of DSS Common Stock or HDD Common Stock, as the case may be, did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of DSS Common Stock or HDD Common Stock, as the case may be, in respect of which such rights of election shall not have been exercised ("nonelecting share")), then for the purposes of this
     Section 1409 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares.

             Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article or in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of such adjustments. The above provisions of this Section 1409 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security of a series that is convertible into DSS Common Stock or HDD Common Stock of the Company as provided in Section 106 promptly upon such execution.

             Neither the Trustee nor any conversion agent, if any, shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities of a series convertible into DSS Common Stock and HDD Common Stock of the Company upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 103 Amendments to Section 201 of First Supplemental Indenture.

     Section 201 of the Supplemental Indenture is hereby amended by adding the following definitions in the appropriate alphabetized order:

             "DSS Conversion Price" has the meaning specified in Section 501 of this Supplemental Indenture.

             "HDD Conversion Price" shall have the meaning specified in Section 501 of this Supplemental Indenture.

Section 104  Amendment to Section 401 of First Supplemental Indenture.

     Section 401 of the First Supplemental Indenture is hereby amended by replacing the proviso beginning in the fourth line of the first paragraph of
Section 401 with the following:

     provided, however, that the Notes will not be redeemable following August 1, 1999, and before August 1, 2001, unless the fair market value of the DSS Common Stock and HDD Common Stock issuable upon the conversion of $1,000 of principal amount of Notes, based on the Closing Prices for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption, exceeds $1,250 (using the same Trading Days for determining the Closing Prices of both the DSS Common Stock and the HDD Common Stock).

Section 105 Amendment to Article Five of First Supplemental Indenture.

     Article Five of the First Supplemental Indenture is hereby replaced in its entirety with the following:

     Section 501  Conversion Right

             Subject to and upon compliance with the provisions of this Article, each Holder shall have the right to convert any $1000 of principal of Notes held by such holder into the number of DSS Common Stock obtained by dividing $666.67 by the DSS Conversion Price and into the number of HDD Common Stock obtained by dividing $333.33 by the HDD Conversion Price. Such conversion right shall commence on August 1, 1997 and expire at the close of business on August 1, 2004, subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor. In case a Note is called for redemption at the election of the Company, such conversion right in respect of the Note shall expire at the close of business on the Business Day next preceding the Redemption Date. A Note in respect of which a Holder is exercising its option to require redemption upon a Fundamental Change may be converted only if such Holder withdraws its election to exercise its option in accordance with Article Six of this Supplemental Indenture.

             The initial DSS Conversion Price shall be $30.883 and the initial HDD Conversion Price shall be $30.883, and each shall be adjusted in certain instances as provided in this Article Five.

     Section 502  Adjustment of DSS Conversion Price.

             The DSS Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding DSS Common Stock in shares of DSS Common Stock, the DSS Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such DSS Conversion Price by a fraction of which the numerator shall be the number of shares of DSS Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of DSS Common Stock held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of DSS Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this
     Section 502(a) is declared but not so paid or made, the DSS Conversion Price shall again be adjusted to the DSS Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of DSS Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of DSS Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the DSS Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the DSS Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of DSS Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of DSS Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of DSS Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of DSS Common Stock are not delivered after the expiration of such rights or warrants, the DSS Conversion Price shall be readjusted to the DSS Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of DSS Common Stock actually delivered. In the event that such rights or warrants are not so issued, the DSS Conversion Price shall again be adjusted to be the DSS Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of DSS Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of DSS Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case outstanding shares of DSS Common Stock shall be subdivided into a greater number of shares of DSS Common Stock, the DSS Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of DSS Common Stock shall be combined into a smaller number of shares of DSS Common Stock, the DSS Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its DSS Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 502(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 502(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 502(a) (any of the foregoing hereinafter in this Section 502(d) called the "DSS Distribution Securities")), then, in each such case (unless the Company elects to reserve such DSS Distribution Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of DSS Common Stock to which such Holder is entitled, the amount and kind of such DSS Distribution Securities which such Holder would have received if such Holder had converted its Notes immediately prior to the Distribution Record Date (as defined in Section 504(c) for such distribution of the DSS Distribution Securities)), the DSS Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the DSS Conversion Price in effect on the Distribution Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the DSS Common Stock on such Distribution Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Distribution Record Date of the portion of the Securities so distributed applicable to one share of DSS Common Stock and the denominator shall be the Current Market Price per share of the DSS Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the DSS Distribution Securities so distributed applicable to one share of DSS Common Stock is equal to or greater than the Current Market Price of the DSS Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of DSS Distribution Securities such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the DSS Conversion Price shall again be adjusted to be the DSS Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 502(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the DSS Common Stock.

          Each share of DSS Common Stock upon conversion of Notes shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the DSS Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the DSS Common Stock in accordance with the provisions of the Rights Agreement such that the Holders would thereafter not be entitled to receive any such Rights in respect to the DSS Common Stock, issuable upon conversion of such Notes, the DSS Conversion Price will be adjusted as provided in this Section 502(d) on the separation date; provided that if such Rights expire, terminate or are redeemed by the Company, the DSS Conversion Price shall again be adjusted to be the DSS Conversion Price which would then be in effect if such separation had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the DSS Common Stock issuable upon such conversion, the Rights which would have attached to such shares of DSS Common Stock if the Rights had not become separated from the DSS Common Stock pursuant to the provisions of the Rights Agreement.

          Rights or warrants distributed by the Company to all holders of DSS Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("DSS Trigger Event"): (i) are deemed to be transferred with such shares of DSS Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of DSS Common Stock, shall be deemed not to have been distributed for purposes of this Section 502 (and no adjustment to the DSS Conversion Price under this Section 502 will be required) until the occurrence of the earliest DSS Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the DSS Conversion Price shall be made under this Section 502(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any DSS Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the DSS Conversion Price under this Section 502 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the DSS Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or DSS Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of DSS Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of DSS Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the DSS Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 502(d) and Sections 502(a) and (b), any dividend or distribution to which this Section 502(d) is applicable that also includes shares of DSS Common Stock, or rights or warrants to subscribe for or purchase shares of DSS Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of DSS Common Stock or rights or warrants (and any DSS Conversion Price reduction required by this Section 502(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of DSS Common Stock or such rights or warrants (and any further DSS Conversion Price reduction required by Sections 502(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Distribution Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 502(a) and (b) and (B) any shares of DSS Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 502(a).

          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its DSS Common Stock cash (excluding (x) any quarterly cash dividend on the DSS Common Stock to the extent the aggregate cash dividend per share of DSS Common Stock in any fiscal quarter does not exceed the greater of
(A) the amount per share of DSS Common Stock of the next preceding quarterly cash dividend on the DSS Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the DSS Conversion Price pursuant to this Section 502(e) (as adjusted to reflect subdivisions or combinations of the DSS Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 504(a)) during the ten Trading Days (as defined in Section 504(e)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the DSS Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the DSS Conversion Price in effect immediately prior to the close of business on such Distribution Record Date by a fraction of which the numerator shall be the Current Market Price of the DSS Common Stock on the Distribution Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of DSS Common Stock and the denominator shall be such Current Market Price of the DSS Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Distribution Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of DSS Common Stock is equal to or greater than the Current Market Price of the DSS Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the DSS Conversion Price shall again be adjusted to be the DSS Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 502(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 502(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the DSS Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of DSS Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board if Directors) that as of the last time (the "DSS Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the DSS Common Stock on the Trading Day next succeeding the DSS Expiration Time, the DSS Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the DSS Conversion Price in effect immediately prior to the DSS Expiration Time by a fraction of which the numerator shall be the number of shares of DSS Common Stock outstanding (including any tendered or exchanged shares) on the DSS Expiration Time multiplied by the Current Market Price of the DSS Common Stock on the Trading Day next succeeding the DSS Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the DSS Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "DSS Purchased Shares") and (y) the product of the number of shares of DSS Common Stock outstanding (less any DSS Purchased Shares) on the DSS Expiration Time and the Current Market

Price of the DSS Common Stock on the Trading Day next succeeding the DSS Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the DSS Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the DSS Conversion Price shall again be adjusted to be the DSS Conversion Price which would then be in effect if such tender or exchange offer had not been made.

          (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of DSS Common Stock and HDD Common Stock to more than 25% of the aggregate amount of DSS Common Stock and HDD Common Stock outstanding and shall involve the payment by such Person of consideration per share of DSS Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "DSS Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the DSS Common Stock on the Trading Day next succeeding the DSS Offer Expiration Time, and in which, as of the DSS Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the DSS Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the DSS Conversion Price in effect immediately prior to the DSS Offer Expiration Time by a fraction of which the numerator shall be the number of shares of DSS Common Stock outstanding (including any tendered or exchanged shares) on the DSS Offer Expiration Time multiplied by the Current Market Price of the DSS Common Stock on the Trading Day next succeeding the DSS Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the DSS Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "DSS Accepted Purchased Shares") and (y) the product of the number of shares of DSS Common Stock outstanding (less any DSS Accepted Purchased Shares) on the DSS Offer Expiration Time and the Current Market Price of the DSS Common Stock on the Trading Day next succeeding the DSS Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the DSS Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the DSS Conversion Price shall again be adjusted to be the DSS Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 502(g) shall not be made if, as of the DSS Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight of the Indenture.

     Section 503 Adjustment of HDD Conversion Price.

     The HDD Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding HDD Common Stock in shares of HDD Common Stock, the HDD Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such HDD Conversion Price by a fraction of which the numerator shall be the number of shares of HDD Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of HDD Common Stock held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of HDD Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 503(a) is declared but not so paid or made, the HDD Conversion Price shall again be adjusted to the HDD Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of HDD Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of HDD Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the HDD Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the HDD Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of HDD Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of HDD Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of HDD Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of HDD Common Stock are not delivered after the expiration of such rights or warrants, the HDD Conversion Price shall be readjusted to the HDD Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of HDD Common Stock actually delivered. In the event that such rights or warrants are not so issued, the HDD Conversion Price shall again be adjusted to be the HDD Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of HDD Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of HDD Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case outstanding shares of HDD Common Stock shall be subdivided into a greater number of shares of HDD Common Stock, the HDD Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of HDD Common Stock shall be combined into a smaller number of shares of HDD Common Stock, the HDD Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its HDD Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 503(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 503(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 503(a) (any of the foregoing hereinafter in this Section 503(d) called the "HDD Distribution Securities")), then, in each such case (unless the Company elects to reserve such HDD Distribution Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of HDD Common Stock to which such Holder is entitled, the amount and kind of such HDD Distribution Securities which such Holder would have received if such Holder had converted its Notes immediately prior to the Distribution Record Date (as defined in Section 504(c) for such distribution of the HDD Distribution Securities)), the HDD Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the HDD Conversion Price in effect on the Distribution Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the HDD Common Stock on such Distribution Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Distribution Record Date of the portion of the Securities so distributed applicable to one share of HDD Common Stock and the denominator shall be the Current Market Price per share of the HDD Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the HDD Distribution Securities so distributed applicable to one share of HDD Common Stock is equal to or greater than the Current Market Price of the HDD Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of HDD Distribution Securities such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the HDD Conversion Price shall again be adjusted to be the HDD Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 503(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the HDD Common Stock.

     Each share of HDD Common Stock upon conversion of Notes shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the HDD Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the HDD Common Stock in accordance with the provisions of the Rights Agreement such that the Holders would thereafter not be entitled to receive any such Rights in respect to the HDD Common Stock, issuable upon conversion of such Notes, the HDD Conversion Price will be adjusted as provided in this Section 503(d) on the separation date; provided that if such Rights expire, terminate or are redeemed by the Company, the HDD Conversion Price shall again be adjusted to be the HDD Conversion Price which would then be in effect if such separation had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the HDD Common Stock issuable upon such conversion, the Rights which would have attached to such shares of HDD Common Stock if the Rights had not become separated from the HDD Common Stock pursuant to the provisions of the Rights Agreement.

     Rights or warrants distributed by the Company to all holders of HDD Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("HDD Trigger Event"): (i) are deemed to be transferred with such shares of HDD Common Stock;

(ii) are not exercisable; and (iii) are also issued in respect of future issuances of HDD Common Stock, shall be deemed not to have been distributed for purposes of this Section 503 (and no adjustment to the HDD Conversion Price under this Section 503 will be required) until the occurrence of the earliest HDD Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the HDD Conversion Price shall be made under this Section 503(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any HDD Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the HDD Conversion Price under this Section 503 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the HDD Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or HDD Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of HDD Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of HDD Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the HDD Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 503(d) and Sections 503(a) and (b), any dividend or distribution to which this Section 503(d) is applicable that also includes shares of HDD Common Stock, or rights or warrants to subscribe for or purchase shares of HDD Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of HDD Common Stock or rights or warrants (and any HDD Conversion Price reduction required by this Section 503(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of HDD Common Stock or such rights or warrants (and any further HDD Conversion Price reduction required by Sections 503(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Distribution Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 503(a) and (b) and (B) any shares of HDD Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 503(a).

          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its HDD Common Stock cash (excluding (x) any quarterly cash dividend on the HDD Common Stock to the extent the aggregate cash dividend per share of HDD Common Stock in any fiscal quarter does not exceed the greater of
(A) the amount per share of HDD Common Stock of the next preceding quarterly cash dividend on the HDD Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the HDD Conversion Price pursuant to this Section 503(e) (as adjusted to reflect subdivisions or combinations of the HDD Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 504(a)) during the ten Trading Days (as defined in Section 504(e)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the HDD Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the HDD Conversion Price in effect immediately prior to the close of business on such Distribution Record Date by a fraction of which the numerator shall be the Current Market Price of the HDD Common Stock on the Distribution Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of HDD Common Stock and the denominator shall be such Current Market Price of the HDD Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Distribution Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of HDD Common Stock is equal to or greater than the Current Market Price of the HDD Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the HDD Conversion Price shall again be adjusted to be the HDD Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 503(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 503(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the HDD Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of HDD Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board if

Directors) that as of the last time (the "HDD Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the HDD Common Stock on the Trading Day next succeeding the HDD Expiration Time, the HDD Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the HDD Conversion Price in effect immediately prior to the HDD Expiration Time by a fraction of which the numerator shall be the number of shares of HDD Common Stock outstanding (including any tendered or exchanged shares) on the HDD Expiration Time multiplied by the Current Market Price of the HDD Common Stock on the Trading Day next succeeding the HDD Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the HDD Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "HDD Purchased Shares") and (y) the product of the number of shares of HDD Common Stock outstanding (less any HDD Purchased Shares) on the HDD Expiration Time and the Current Market Price of the HDD Common Stock on the Trading Day next succeeding the HDD Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the HDD Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the HDD Conversion Price shall again be adjusted to be the HDD Conversion Price which would then be in effect if such tender or exchange offer had not been made.

          (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of HDD Common Stock and DSS Common Stock to more than 25% of the aggregate HDD Common Stock and DSS Common Stock outstanding and shall involve the payment by such Person of consideration per share of HDD Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "DHH Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the HDD Common Stock on the Trading Day next succeeding the DHH Offer Expiration Time, and in which, as of the DHH Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the HDD Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the HDD Conversion Price in effect immediately prior to the DHH Offer Expiration Time by a fraction of which the numerator shall be the number of shares of HDD Common Stock outstanding (including any tendered or exchanged shares) on the DHH Offer Expiration Time multiplied by the Current Market Price of the HDD Common Stock on the Trading Day next succeeding the DHH Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the DHH Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "DHH Accepted Purchased Shares") and (y) the product of the number of shares of HDD Common Stock outstanding (less any DHH Accepted Purchased Shares) on the DHH Offer Expiration Time and the Current Market Price of the DSS Common Stock on the Trading Day next succeeding the DHH Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the DHH Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the HDD Conversion Price shall again be adjusted to be the HDD Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 503(g) shall not be made if, as of the DHH Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight of the Indenture.

     504 Certain Definitions. For purposes of this Article Five, the following terms shall have the meaning indicated:

          (a) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

          (b) "Current Market Price" shall mean the average of the daily Closing Prices per share of DSS Common Stock or HDD Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that
(1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the DSS Conversion Price or the HDD Conversion Price, as the Case may be, pursuant to this Section 5.02 occurs during such ten consecutive

Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the DSS Conversion Price or the HDD Conversion Price, as the case may be is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 5.02 occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the DSS Conversion Price or the HDD Conversion Price, as the case may be, is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 502(d), (f) or (g), in the case of DSS Common Stock, or Section 5.03 (d), (f) or
(g), in the case of HDD Common Stock, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of DSS Common Stock or HDD Common Stock, as the case may be, as of the close of business on the day before such "ex" date. For purposes of any computation under
Section 502(f) or (g) in the case of DSS Common Stock, or 503(f) or (g) in the case of HDD Common Stock, the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of DSS Common Stock or HDD Common stock, as the case may be, for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 5.02 occurs on or after the DSS Expiration Time, HDD Expiration Time, DSS Offer Expiration Time or DHH Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the DSS Conversion Price or the HDD Conversion Price, as the case may be, is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the DSS Common Stock or HDD Common Stock, as the case may be, trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of DSS Common Stock or HDD Common Stock, as the case may be, means the first date on which the DSS Common Stock or HDD Common Stock, as the case may be, trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the DSS Common Stock or HDD Common Stock, as the case may be, trades regular way on such exchange or in such market after the DSS Expiration Time, HDD Expiration Time, DSS Offer Expiration Time or DHH Offer Expiration Time, as the case may be, of such offer.

          (c) "Distribution Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of DSS Common Stock or HDD Common Stock, as the case may be, have the right to receive any cash, securities or other property or in which such Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (d) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          (e) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          505  General Conversion Provisions

          (a) No adjustment in the DSS Conversion Price or the HDD Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in either such price; provided, however, that any adjustments which by reason of this Section 505(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment of the DSS Conversion Price or the HDD Conversion Price, as the case may be. All calculations under this Article Five shall be made by the Company and shall be made to the nearest one tenth of a cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

          (b) Whenever the DSS Conversion Price or the HDD Conversion Price, as the case may be, is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the DSS Conversion Price and the HDD Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the DSS Conversion Price or the HDD Conversion Price, as the case may be, setting forth the adjusted DSS Conversion Price or HDD Conversion Price, as the case may be, and the date on which each adjustment becomes effective and shall mail such notice of such adjustment to the Holder of each Note at his last address appearing on the Security Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (c) In any case in which this Article Five provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of DSS Common Stock or HDD Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the DSS Common Stock and HDD Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 1403 of the Indenture.

          (d) For purposes of this Article Five, the number of shares of DSS Common Stock and HDD Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of DSS Common Stock or HDD Common Stock. The Company will not pay any dividend or make any distribution on shares of DSS Common Stock or HDD Common Stock held in the treasury of the Company.

          (e) The Company may make such reductions in the DSS Conversion Price and HDD Conversion Price, in addition to those required by this Sections 502 or 503, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of DSS Common Stock or HDD Common Stock, respectively, or rights to purchase DSS Common Stock or HDD Common Stock, as the case may be, resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may reduce the DSS Conversion Price or the HDD Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the DSS Conversion Price or the

     HDD Conversion Price, as the case may be, is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduction takes effect, and such notice shall state the reduced DSS Conversion Price or HDD Conversion Price and the period during which it will be in effect.

Section 106 Amendment to Annex 1.

     Annex 1 of the First Supplemental Indenture is hereby replaced in its entirety with Annex 1 hereto.

                                   ARTICLE TWO
                                  MISCELLANEOUS

Section 201 Reference to and Effect on the Indenture.

     This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

Section 202  Supplemental Indenture May be Executed In Counterparts.

     This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 203  Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 204  Separability.

     In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 205  Governing Law.

     THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                                      Quantum Corporation

                                      By: /s/ Richard L. Clemmer
                                          --------------------------------------
                                          Richard L. Clemmer
                                          Executive Vice President, Finance and
                                          Chief Financial Officer

                                      LaSalle National Bank, as Trustee

                                      By: /s/ Estelita E. Tucker
                                          --------------------------------------
                                          Estelita E. Tucker
                                          Assistant Vice President

                                     Annex 1
                           [Form of Face of Security]

[If the Security is a Global Security, insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                               QUANTUM CORPORATION

                   7% Convertible Subordinated Note due 2004

No.                                                      $
                                                    CUSIP:

     Quantum Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby
promises to pay to                   , or registered assigns, the principal sum
of                   Dollars on August 1, 2004 and to pay interest thereon from
August 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, or at the option of the Holder of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder with an aggregate principle amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by their duly authorized officers and by its corporate seal to be affixed or imported hereon.

Dated:
                                                QUANTUM CORPORATION

                                                By:
                                                    ----------------------------
                                                    Title:
Attest:

By:
    ----------------------------
    Title:

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                LASALLE NATIONAL BANK
                                                As Trustee

                                                By:
                                                   -----------------------------
                                                   Authorized Officer

                           Form of Reverse of Security

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and LaSalle National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $287,500,000, and is issued pursuant to a Supplemental Trust Indenture supplementing the Indenture, dated as of August 1, 1997, from the Company to Trustee relating to the issuance of the "7% Convertible Notes due 2004" of this series (the "Supplemental Indenture").

     The Securities will not be subject to redemption prior to August 1, 1999 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice to the Holders, at the Redemption Prices (expressed as a percentage of principal amount) set forth below; provided, however, that the Securities will not be redeemable following August 1, 1999, and before August 1, 2001, unless the fair market value of the DSS Common Stock and HDD Common Stock issuable upon the conversion of $1,000 of principal amount of Notes, based on the Closing Prices for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption, exceeds $1,250 (using the same Trading Days for determining the Closing Prices of both the DSS Common Stock and the HDD Common Stock).

     The Redemption Price (expressed as a percentage of principal amount) is as follows for the 12 month periods beginning on August 1 of the following years:


      Year                                   Redemption Price
      ----                                   ----------------
      1999............................            105%

      2000............................            104%

      2001............................            103%

      2002............................            102%

      2003............................            101%


and 100% at August 1, 2004, in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated Maturity is on such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     The Securities are not subject to redemption through operation of any sinking fund.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If a Fundamental Change (as defined in the Supplemental Indenture) occurs at any time prior to August 1, 2004, the Securities will be redeemable on the 30th day after notice thereof at the option of the Holder. Such payment shall be made at the following prices (expressed as a percentage of principal amount) in the event of a Fundamental Change occurring during the 12 month period beginning August 1 of the following years:


     Year                   Percentage          Year                Percentage
     ----                   ----------          ----                ----------
     1997..............        107%             2001.............       103%

     1998..............        106              2002.............       102

     1999..............        105              2003.............       101

     2000..............        104

and 100% at August 1, 2004; provided in each case that if the Applicable Price (as defined in the Supplemental Indenture) is less than the Reference Market Price (as defined in the Supplemental Indenture), the Company shall redeem such Securities at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Securities to, but excluding, the Repurchase Date; provided, however, that interest installments whose Stated Maturity is on such Repurchase Date will be paid to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Supplemental Indenture. The Company shall mail to all Holders a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Security to be so repaid at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or, at the option of the Holder, the Corporate Trust Office of the Trustee, such Security with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Securities duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture, except that the Company will not be able to defease the right of the Holders to convert this Security pursuant to Article Fourteen of the Indenture.

     Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before August 1, 2004 (except that, in case this Security or any portion hereof shall be redeemed, such right shall terminate with respect to this Security or portion hereof, as the case may be, so redeemed at the close of business on the first Business Day next preceding the date fixed for redemption as provided in the Indenture, unless the Company defaults in making the payment due upon redemption or except as otherwise provided in the Indenture), to convert any $1000 of principal of Notes held by such holder into the number of DSS Common Stock obtained by dividing $666.67 by the DSS Conversion Price (initially $30.833) and into the number of HDD Common Stock obtained by dividing $333.33 by the HDD Conversion Price (initially $30.833), as the HDD Conversion Price and the DSS Conversion Price may be adjusted from time to time, upon surrender of this Security, together with the conversion notice hereon duly executed, to be accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor as provided in the Indenture. Each of the DSS Conversion Price and the HDD Conversion Price is subject to adjustment as provided in the Indenture. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  Abbreviations

     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common             UNIF GIFT MIN ACT
     TEN ENT - as tenants  by the entireties
               (Cust)
     JT TEN  - as joint tenants with right of   Custodian_________under Uniform
               survivorship and not as tenants            (Minor)
               in common                        Gifts to Minors Act_____________
                                                                      (State)

    Additional abbreviations may also be used though not in the above list.

                                Conversion Notice

     To Quantum Corporation:

     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of DSS Common Stock and HDD Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date after the close of business on a Regular Record Date and prior to the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

        Principal Amount to be Converted
  (in an integral multiple of $1,000, if less
                   than all)
               $___________

Dated: ______________


                                                   _____________________________
                                                   _____________________________

                                                   Signature(s) must be
                                                   guaranteed by a qualified
                                                   guarantor institution with
                                                   membership in an approved
                                                   signature guarantee program
                                                   pursuant to Rule 17Ad-15
                                                   under the Securities Exchange
                                                   Act of 1934 if shares of DSS
                                                   Common Stock and HDD Common
                                                   Stock are to be delivered, or
                                                   Securities to be issued,
                                                   other than to and in the name
                                                   of the registered owner.

                                                   _____________________________
                                                   Signature Guaranty

     Fill in for registration of shares of DSS Common Stock, HDD Common Stock and Security if to be issued otherwise than to the registered Holder.


___________________________                    _________________________________
(Name)                                         Social Security or Other Taxpayer
                                               Identification Number

___________________________
(Address)


___________________________

                           OPTION TO ELECT REDEMPTION
                            UPON A FUNDAMENTAL CHANGE

To:  Quantum Corporation

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Quantum Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the redemption price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:____________________                    __________________________________

                                              __________________________________
                                              Signature(s)

                                              Signature(s) must be guaranteed by
                                              a qualified guarantor institution
                                              with membership in an __ approved
                                              signature guarantee program
                                              pursuant to Rule 17Ad-15 under the
                                              Securities Exchange Act of 1934.

                                              __________________________________
                                              Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

______________________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

===============================================================================





                               Quantum Corporation

                                       and

                              LaSalle National Bank
                                     Trustee


                          Supplemental Trust Indenture

                           Dated as of August 1, 1997

                           Supplementing that certain

                                    Indenture

                           Dated as of August 1, 1997


                    Authorizing the Issuance and Delivery of

                          Subordinated Debt Securities

                   7% Convertible Subordinated Notes due 2004


================================================================================

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE ONE ISSUANCE OF NOTES.............................................   2
    Section 101  Issuance of Notes; Principal Amount; Maturity............   2
    Section 102  Interest on the Notes; Payment of Interest...............   2

ARTICLE TWO CERTAIN DEFINITIONS...........................................   3
    Section 201  Certain Definitions......................................   3

ARTICLE THREE CERTAIN COVENANTS...........................................   4
    Section 301  Registration and Listing.................................   4

ARTICLE FOUR REDEMPTION OF ...............................................   5
    Section 401  Right of Redemption......................................   5
    Section 402  Conversion Arrangement on Call for Redemption............   5

ARTICLE FIVE CONVERSION OF ...............................................   6
    Section 501  Conversion Privilege and Conversion Price................   6
    Section 502  Adjustment of Conversion Price...........................   6

ARTICLE SIX REDEMPTION AT OPTION OF HOLDERS UPON A FUNDAMENTAL
         CHANGE...........................................................  15
    Section 601  Right to Require Redemption..............................  15
    Section 602  Provision of Company Notice..............................  16
    Section 603  Procedures for Redemption................................  16
    Section 604  Deposit of Redemption Price..............................  17
    Section 605  Successive Consolidations, Mergers, Etc..................  17

ARTICLE SEVEN MISCELLANEOUS...............................................  17
    Section 701  Consent of Holders Required..............................  17
    Section 702  Applicability of Certain Indenture Provisions............  18
    Section 703  Reference to and Effect on the Indenture.................  18
    Section 704  Supplemental Indenture May be Executed In Counterparts...  18
    Section 705  Effect of Headings.......................................  18
    Section 706  Separability.............................................  18

         This Supplemental Trust Indenture, dated as of August 1, 1997 (the "Supplemental Indenture"), between Quantum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and LaSalle National Bank, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of August 1, 1997, between the Company and the Trustee (such Indenture, as supplemented by this Supplemental Indenture for this series of Securities, being referred to herein as the "Indenture").


                                    Recitals

         A. The Company has duly authorized the execution and delivery of the Indenture heretofore executed and delivered to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture heretofore executed and delivered.

         B. The Indenture heretofore executed and delivered provides that the Securities of each series shall be in substantially the form set forth in the Indenture heretofore executed and delivered, or in such other form as may be established by or pursuant to a Board Resolution or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be required by the officers executing such securities, as evidenced by their execution thereof.

         C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "7% Convertible Subordinated Notes due 2004" (the "Notes") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture heretofore executed and delivered and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                   ARTICLE ONE
                                ISSUANCE OF NOTES

Section 101  Issuance of Notes; Principal Amount; Maturity.

         (a) On August 1, 1997, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Notes substantially in the form set forth in Annex 1, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any Securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         (b) There is hereby authorized a series of Securities designated the 7% Convertible Subordinated Notes limited in aggregate principal amount of $287,500,000. The Notes shall mature on August 1, 2004, which shall be the Stated Maturity.

Section 102  Interest on the Notes; Payment of Interest.

         (a) The Notes shall bear interest at the rate of 7% per annum from and including August 1, 1997.

         (b) The interest so payable, and punctually paid or duty provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         (c) Payment of the principal of (and premium, if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be IBJ Schroder Bank & Trust Company, an agent of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

         The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and conversion agent, and each of the Corporate Trust Office of the Trustee and the office of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be IBJ Schroder & Trust Company, an agent of the Trustee located at One State Street, New York, New York, 10004, Attn: Reorganization Department), one such office or agency of the Company for each of the aforesaid purposes.

                                   ARTICLE TWO
                               CERTAIN DEFINITIONS

Section 201  Certain Definitions.

         The terms defined in this Section 201 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this
Section 201. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

         "Applicable Price" shall mean (i) in the event of a Fundamental Change in which the holders of the Company's Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the arithmetic average of the Closing Price for the Company's Common Stock (determined as set forth in Section 502(h)) during the ten Trading Days (as defined in Section 502(h)) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change.

         "Closing Price" shall have the meaning specified in Section 502(h)(1).

         "Conversion Price" has the meaning specified in Section 501 of this Supplemental Indenture.

         "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved for quotation in the Nasdaq National Market or any similar United States system of automated dissemination of quotation of securities prices.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

         "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

         "Repurchase Date" shall have the meaning specified in Section 601.

         "Reference Market Price" shall initially mean $18.1667 and in the event of any adjustment to the Conversion Price pursuant to Sections 502(a), (b), (c),
(d), (e), (f) or (g), the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $18.1667 to the initial Conversion Price specified in the form of Note included herein (without regard to any adjustment thereto).

         "Rights Agreement" means that certain Preferred Shares Rights Agreement, dated as of August 3, 1988, between the Company and Bank of America National Trust & Savings Association, as amended from time to time.

         "'Rights" shall mean "Rights" as such term is defined in the Rights Agreement.

         "Trading Day" shall have the meaning specified in Section 502(h)(5).

         "Trigger Event" shall have the meaning specified in Section 502(d).

The definitions of other terms are specified in Articles Five and Six.


                                  ARTICLE THREE
                                CERTAIN COVENANTS

         The following covenant shall be applicable to the Company for so long as any of the Notes are outstanding.

Section 301  Registration and Listing.

         The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Notes may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of the Notes prior to such issuance or delivery on the Nasdaq National Market or such other exchange or automated quotation as the Common Stock is then listed at such date of conversion. The provisions of
Section 1008 of the Indenture shall not apply to this Section 301.

                                  ARTICLE FOUR
                               REDEMPTION OF NOTES

Section 401  Right of Redemption.

         The Notes will not be subject to redemption prior to August 1, 1999 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice to the Holders, at the Redemption Prices (expressed as a percentage of principal amount) set forth below; provided, however, that the Notes will not be redeemable following August 1, 1999, and before August 1, 2001, unless the Closing Price of the Company's Common Stock is at least 125% of the Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption.

         The Redemption Price (expressed as a percentage of principal amount) is as follows for the 12-month periods beginning on August 1 of the following years:


YEAR                                                 REDEMPTION PRICE
----                                                 ----------------
1999..............................................         105%
2000..............................................         104%
2001..............................................         103%
2002..............................................         102%
2003..............................................         101%

and 100% at August 1, 2004, in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated Maturity is on such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Notes are not subject to redemption through operation of any sinking fund.


Section 402  Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to (but excluding) the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained herein) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                  ARTICLE FIVE
                               CONVERSION OF NOTES

Section 501  Conversion Privilege and Conversion Price

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note may be converted into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on August 1, 1997 and expire at the close of business on August 1, 2004, subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor. In case a Note is called for redemption at the election of the Company, such conversion right in respect of the Note shall expire at the close of business on the Business Day next preceding the Redemption Date. A Note in respect of which a Holder is exercising its option to require redemption upon a Fundamental Change may be converted only if such Holder withdraws its election to exercise its option in accordance with Article Six of this Supplemental Indenture.

         The initial Conversion Price of the Notes is $46.325 per share of Common Stock, and shall be adjusted in certain instances as provided in this Article Five.

Section 502  Adjustment of Conversion Price.

         The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 502(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 502(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 502(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 502(a) (any of the foregoing hereinafter in this Section 502(d) called the "Distribution Securities")), then, in each such case (unless the Company elects to reserve such Distribution Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Distribution Record Date (as defined in Section 502(h) for such distribution of the Distribution Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Distribution Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such Distribution Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Distribution Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distribution Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 502(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Each share of Common Stock issued upon conversion of Notes shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the Common Stock in accordance with the provisions of the Rights Agreement such that the Holders would thereafter not be entitled to receive any such Rights in respect to the Common Stock issuable upon conversion of such Notes, the Conversion Price will be adjusted as provided in this Section 502(d) on the separation date; provided that if such Rights expire, terminate or are redeemed by the Company, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such separation had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 502 (and no adjustment to the Conversion Price under this Section 502 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 502(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 502 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 502(d) and Sections 502(a) and (b), any dividend or distribution to which this Section 502(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 502(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 502(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Distribution Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 502(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 502(a).

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this
Section 502(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 502(h)) during the ten Trading Days (as defined in Section 502(h)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Distribution Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Distribution Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Distribution Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 502(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 502(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                  (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

                  (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 502(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight of the Indenture.

                  (h) For purposes of this Section 502, the following terms shall have the meaning indicated:

                        (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                        (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 502(a), (b), (c), (d), (e), (f) or
         (g) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 502(a), (b), (c), (d), (e),

 (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 502(d), (f) or (g), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 502(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 502(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time or Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
         (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution,
         (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Offer Expiration Time, as the case may be, of such offer.

                        (3) "Distribution Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                        (4) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                        (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 502 (a), (b), (c), (d), (e),
(f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 502(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this 502 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

                  (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Note at his last address appearing on the Security Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (l) In any case in which this Section 502 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 1403 of the Indenture.

                  (m) For purposes of this Section 502, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.


                                   ARTICLE SIX
            REDEMPTION AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 601  Right to Require Redemption.

         If there shall occur a Fundamental Change, then each Holder shall have the right, at such Holder's option, to require the Company to redeem all of such Holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date", with such Repurchase Date for the purposes of Section 508 of the Indenture being a "Redemption Date") that is 30 days after the date of the Company Notice (as defined in Section 602 below) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day). Such repayment shall be made at the following prices (expressed as a percentage of principal amount) in the event of a Fundamental Change occurring during the 12-month period beginning August 1:


Year                       Percentage    Year                         Percentage
----                       ----------    ----                         ----------
1997......................    107%       2001.......................     103%
1998......................    106        2002.......................     102
1999......................    105        2003.......................     101
2000......................    104

and 100% at August 1, 2004; provided in each case that if the Applicable Price with respect to the Fundamental Change is less than the Reference Market Price, the Company shall redeem such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay to such Holders accrued interest to, but excluding, the Repurchase Date on the redeemed Notes; provided, however, that interest installments where Stated Maturity is on such Repurchase Date will be paid to the Holder of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates.

         Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Section 602  Provision of Company Notice.

         On or before the tenth day after the occurrence of a Fundamental Change, the Company, or, at its request the Trustee (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below) in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the "Company Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in Article Eleven of the Indenture. The Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to Holders.

         Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Company shall be obligated to redeem Notes, the latest time on the Repurchase Date by which the Holder must exercise the redemption right (the "Fundamental Change Expiration Time"), that the Holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Holder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the Holder is to surrender such Holder's Notes, and the amount of interest accrued on each Note to, but excluding, the Repurchase Date.

         No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders' redemption rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Article Six.

Section 603  Procedures for Redemption.

         For a Note to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or, at the option of such Holder, the Corporate Trust Office of the Trustee, such Note with the form entitled "Option to Elect Redemption Upon A Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Section 604  Deposit of Redemption Price.

         On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to repay on the Repurchase Date all the Notes to be redeemed on such date at the appropriate redemption price, together with accrued interest to, but excluding, the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than three Business Days) following the Repurchase Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear on Security Register.

Section 605  Successive Consolidations, Mergers, Etc.

         In the case of consolidation, merger, conveyance, transfer or lease to which Section 1409 of the Supplemental Indenture applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive securities, cash or other property which includes shares of Common Stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such securities, cash and other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture and this Supplemental Indenture, as applicable, relating to the right of Holders of the Notes to cause the Company to redeem the Notes following a Fundamental Change, including without limitation the applicable provisions of this Article Six and the definitions of the Applicable Price, Common Stock, Fundamental Change and Reference Market Price, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                  ARTICLE SEVEN
                                  MISCELLANEOUS

Section 701  Consent of Holders Required.

         In addition to those modifications or amendments requiring the consent of the Holder of each Outstanding Note effected thereby specified in Section 902 of the Indenture, there can be no modification or amendment that would change the obligation of the Company to redeem any Note upon the happening of a Fundamental Change in a manner adverse to the Holder of Notes without the consent of the Holder of each outstanding Note effected thereby.

Section 702  Applicability of Certain Indenture Provisions.

         Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to the Notes; provided, however, that the Company will not be able to defease the right of the Holders to convert the Notes pursuant to Article Fourteen of the Indenture.

Section 703  Reference to and Effect on the Indenture.

         This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of this series of Securities supersede the provisions of the Indenture heretofore executed and delivered to the extent such Indenture heretofore executed and delivered is inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

Section 704  Supplemental Indenture May be Executed In Counterparts.

         This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 705  Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 706  Separability.

         In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                                  Quantum Corporation



                                  By: /s/ RICHARD L. CLEMMER
                                     -------------------------------------------
                                  Name:  Richard L. Clemmer
                                  Title: Executive Vice President, Finance and
                                         Chief Financial Officer






                                  LaSalle National Bank, as Trustee



                                  By: /s/ ESTELITA E. TUCKER
                                     -------------------------------------------
                                  Name:  Estelita E. Tucker
                                  Title: Assistant Vice President

                                     Annex 1

                           [Form of Face of Security]

[IF THE SECURITY IS A GLOBAL SECURITY, INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                               QUANTUM CORPORATION

                    7% Convertible Subordinated Note due 2004

No. _________                                                     $_____________

                                                             CUSIP:  747906 AC 9

         Quantum Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ___________________ Dollars on August 1, 2004 and to pay interest thereon from August 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for such purpose in the Borough of

Manhattan, The City of New York, or at the option of the Holder of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder with an aggregate principle amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by their duly authorized officers and by its corporate seal to be affixed or imported hereon.

Dated:
                                             QUANTUM CORPORATION


                                             By:___________________________
                                                Title:
Attest:

By:______________________________
   Title:

         The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                   LASALLE NATIONAL BANK
                                   As Trustee


                                   By:______________________________
                                      Authorized Officer

                           FORM OF REVERSE OF SECURITY

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and LaSalle National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $287,500,000, and is issued pursuant to a Supplemental Trust Indenture supplementing the Indenture, dated as of August 1, 1997, from the Company to Trustee relating to the issuance of the "7% Convertible Notes due 2004" of this series (the "Supplemental Indenture").

         The Securities will not be subject to redemption prior to August 1, 1999 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice to the Holders, at the Redemption Prices (expressed as a percentage of principal amount) set forth below; provided, however, that the Securities will not be redeemable following August 1, 1999, and before August 1, 2001, unless the Closing Price of the Company's Common Stock is at least 125% of the Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption.

         The Redemption Price (expressed as a percentage of principal amount) is as follows for the 12-month periods beginning on August 1 of the following years:

YEAR                                                 REDEMPTION PRICE
----                                                 ----------------
1999..............................................         105%
2000..............................................         104%
2001..............................................         103%
2002..............................................         102%
2003..............................................         101%

and 100% at August 1, 2004, in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated Maturity is on such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities are not subject to redemption through operation of any sinking fund.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Fundamental Change (as defined in the Supplemental Indenture) occurs at any time prior to August 1, 2004, the Securities will be redeemable on the 30th day after notice thereof at the option of the Holder. Such payment shall be made at the following prices (expressed as a percentage of principal amount) in the event of a Fundamental Change occurring during the 12-month period beginning August 1 of the following years:

YEAR                     PERCENTAGE       YEAR                 PERCENTAGE
----                     ----------       ----                 ----------
1997....................    107%          2001...............     103%
1998....................    106           2002...............     102
1999....................    105           2003...............     101
2000....................    104

and 100% at August 1, 2004; provided in each case that if the Applicable Price (as defined in the Supplemental Indenture) is less than the Reference Market Price (as defined in the Supplemental Indenture), the Company shall redeem such Securities at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Securities to, but excluding, the Repurchase Date; provided, however, that interest installments whose Stated Maturity is on such Repurchase Date will be paid to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Supplemental Indenture. The Company shall mail to all Holders a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Security to be so repaid at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or, at the option of the Holder, the Corporate Trust Office of the Trustee, such Security with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Securities duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

         The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture, except that the Company will not be able to defease the right of the Holders to convert this Security pursuant to Article Fourteen of the Indenture.

         Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before August 1, 2004 (except that, in case this Security or any portion hereof shall be redeemed, such right shall terminate with respect to this Security or portion hereof, as the case may be, so redeemed at the close of business on the first Business Day next preceding the date fixed for redemption as provided in the Indenture, unless the Company defaults in making the payment due upon redemption or except as otherwise provided in the Indenture), to convert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof) into fully paid and non-assessable shares of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the initial Conversion Price of $46.325 or at the adjusted Conversion Price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to be accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common             UNIF GIFT MIN ACT -
   TEN ENT - as tenants by the entireties
              (Cust)
   JT TEN  - as joint tenants with right of   Custodian __________ under Uniform
             survivorship and not as tenants               (Minor)
             in common                     Gifts to Minors Act __________
                                                                 (State)

     Additional abbreviations may also be used though not in the above list.


                                CONVERSION NOTICE

         To Quantum Corporation:

         The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date after the close of business on a Regular Record Date and prior to the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

         Principal Amount to be Converted
    (in an integral multiple of $1,000, if less
                     than all)
                   $
                    ------------

Dated:
      -------------             -----------------------------------------------

                                -----------------------------------------------
                                Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 if shares of Common Stock are to be delivered, or Securities to be issued, other than to and in the name of the registered owner.

                                -----------------------------------------------
                                Signature Guaranty

         Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered Holder.


----------------------------------          ----------------------------------
(Name)                                      Social Security or Other Taxpayer
                                            Identification Number
----------------------------------
(Address)

----------------------------------

                           OPTION TO ELECT REDEMPTION
                            UPON A FUNDAMENTAL CHANGE

To: Quantum Corporation

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Quantum Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the redemption price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.


Dated:
      ----------------          ------------------------------------------------


                                ------------------------------------------------
                                Signature(s)

                                Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                ------------------------------------------------
                                Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):


------------------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

================================================================================



                               Quantum Corporation

                                       TO

                              LaSalle National Bank

                                   as Trustee

                           --------------------------

                                    Indenture

                           Dated as of August 1, 1997

                           --------------------------





                          Subordinated Debt Securities

================================================================================

                                TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       ----
ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION .................   1
       SECTION 101. Definitions ......................................................   1
             Act .....................................................................   2
             Affiliate ...............................................................   2
             Control .................................................................   2
             Authenticating Agent ....................................................   2
             Board of Directors ......................................................   2
             Board Resolution ........................................................   2
             Business Day ............................................................   2
             Commission ..............................................................   2
             Common Stock ............................................................   2
             Company .................................................................   3
             Company Request .........................................................   3
             Company Order ...........................................................   3
             Corporate Trust Office ..................................................   3
             Corporation .............................................................   3
             Covenant Defeasance .....................................................   3
             Credit Agreement ........................................................   3
             Defaulted Interest ......................................................   3
             Defeasance ..............................................................   3
             Depositary ..............................................................   3
             Designated Senior Indebtedness ..........................................   3
             Event of Default ........................................................   4
             Exchange Act ............................................................   4
             Expiration Date .........................................................   4
             Global Security .........................................................   4
             Holder ..................................................................   4
             Indebtedness ............................................................   4
             Indenture ...............................................................   5
             Interest ................................................................   5
             Interest Payment Date ...................................................   5
             Investment Company Act ..................................................   5
             Maturity ................................................................   5
             Notice of Default .......................................................   5
             Officers' Certificate ...................................................   6
             Opinion of Counsel ......................................................   6
             Original Issue Discount Security ........................................   6
             Outstanding .............................................................   6
             Paying Agent ............................................................   7
             Payment Blockage Notice .................................................   7
             Person ..................................................................   7

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                       PAGE
                                                                                       ----
             Place of Payment ........................................................   7
             Predecessor Security ....................................................   7
             Record Date .............................................................   7
             Redemption Date .........................................................   7
             Redemption Price ........................................................   7
             Regular Record Date .....................................................   7
             Representative ..........................................................   7
             Securities ..............................................................   8
             Securities Act ..........................................................   8
             Security Register .......................................................   8
             Security Registrar ......................................................   8
             Senior Indebtedness .....................................................   8
             Special Record Date .....................................................   8
             Stated Maturity .........................................................   8
             Subsidiary ..............................................................   8
             Sumitomo Credit Agreement ...............................................   9
             Trust Indenture Act .....................................................   9
             Trustee .................................................................   9
             U.S. Government Obligation ..............................................   9
             Vice President ..........................................................   9
       SECTION 102. Compliance Certificates and Opinions .............................   9
       SECTION 103. Form of Documents Delivered to Trustee ...........................  10
       SECTION 104. Acts of Holders; Record Dates ....................................  10
       SECTION 105. Notices, Etc., to Trustee and Company ............................  12
       SECTION 106. Notice to Holders; Waiver ........................................  13
       SECTION 107. Conflict with Trust Indenture Act ................................  13
       SECTION 108. Effect of Headings and Table of Contents .........................  13
       SECTION 109. Successors and Assigns ...........................................  13
       SECTION 110. Separability Clause ..............................................  14
       SECTION 111. Benefits of Indenture ............................................  14
       SECTION 112. Governing Law ....................................................  14
       SECTION 113. Legal Holidays ...................................................  14
       SECTION 114. Indenture and Securities Solely Corporate Obligations.............  14
       SECTION 115. Indenture May be Executed In Counterparts ........................  15

ARTICLE TWO  SECURITY FORMS ..........................................................  15
       SECTION 201. Forms Generally ..................................................  15
       SECTION 202. Form of Face of Security .........................................  15
       SECTION 203. Form of Reverse of Security ......................................  17
       SECTION 204. Form of Legend for Global Securities .............................  22

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                       PAGE
                                                                                       ----
       SECTION 205. Form of Trustee's Certificate of Authentication ..................  22
       SECTION 206. Form of Conversion Notice ........................................  22

ARTICLE THREE  THE SECURITIES ........................................................  24
       SECTION 301. Amount Unlimited; Issuable in Series .............................  24
       SECTION 302. Denominations ....................................................  26
       SECTION 303. Execution, Authentication, Delivery and Dating ...................  27
       SECTION 304. Temporary Securities .............................................  28
       SECTION 305. Registration; Registration of Transfer and Exchange ..............  28
       SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities .................  30
       SECTION 307. Payment of Interest; Interest Rights Preserved ...................  31
       SECTION 308. Persons Deemed Owners ............................................  32
       SECTION 309. Cancellation .....................................................  32
       SECTION 310. Computation of Interest ..........................................  33

ARTICLE FOUR  SATISFACTION AND DISCHARGE .............................................  33
       SECTION 401. Satisfaction and Discharge of Indenture ..........................  33
       SECTION 402. Application of Trust Money .......................................  34

ARTICLE FIVE  REMEDIES ...............................................................  34
       SECTION 501. Events of Default ................................................  34
       SECTION 502. Acceleration of Maturity; Rescission and Annulment ...............  35
       SECTION 503. Collection of Indebtedness and Suits for Enforcement
                       by Trustee ....................................................  37
       SECTION 504. Trustee May File Proofs of Claim .................................  37
       SECTION 505. Trustee May Enforce Claims Without Possession of
                       Securities ....................................................  38
       SECTION 506. Application of Money Collected ...................................  38
       SECTION 507. Limitation on Suits ..............................................  38
       SECTION 508. Unconditional Right of Holders to Receive Principal,
                       Premium and Interest and to Convert ...........................  39
       SECTION 509. Restoration of Rights and Remedies ...............................  39
       SECTION 510. Rights and Remedies Cumulative ...................................  39
       SECTION 511. Delay or Omission Not Waiver .....................................  39
       SECTION 512. Control by Holders ...............................................  40
       SECTION 513. Waiver of Past Defaults ..........................................  40
       SECTION 514. Undertaking for Costs ............................................  40
       SECTION 515. Waiver of Usury, Stay or Extension Laws ..........................  41

ARTICLE SIX  THE TRUSTEE .............................................................  41
       SECTION 601. Certain Duties and Responsibilities ..............................  41
       SECTION 602. Notice of Defaults ...............................................  41

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                       PAGE
                                                                                       ----
       SECTION 603. Certain Rights of Trustee ........................................  42
       SECTION 604. Not Responsible for Recitals or Issuance of Securities ...........  42
       SECTION 605. May Hold Securities and Act as Trustee Under Other
                       Indentures ....................................................  43
       SECTION 606. Money Held in Trust ..............................................  43
       SECTION 607. Compensation and Reimbursement ...................................  43
       SECTION 608. Conflicting Interests ............................................  44
       SECTION 609. Corporate Trustee Required; Eligibility ..........................  44
       SECTION 610. Resignation and Removal; Appointment of Successor ................  44
       SECTION 611. Acceptance of Appointment by Successor ...........................  45
       SECTION 612. Merger, Conversion, Consolidation or Succession to
                       Business ......................................................  46
       SECTION 613. Preferential Collection of Claims Against Company ................  47
       SECTION 614. Appointment of Authenticating Agent ..............................  47

ARTICLE SEVEN  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY .....................  49
       SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.........  49
       SECTION 702. Preservation of Information; Communications to Holders ...........  49
       SECTION 703. Reports by Trustee ...............................................  49
       SECTION 704. Reports by Company ...............................................  50

ARTICLE EIGHT  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE ..................  50
       SECTION 801. Company May Consolidate, Etc., Only on Certain Terms .............  50
       SECTION 802. Successor Substituted ............................................  51

ARTICLE NINE  SUPPLEMENTAL INDENTURES ................................................  51
       SECTION 901. Supplemental Indentures Without Consent of Holders ...............  51
       SECTION 902. Supplemental Indentures With Consent of Holders ..................  52
       SECTION 903. Execution of Supplemental Indentures .............................  54
       SECTION 904. Effect of Supplemental Indentures ................................  54
       SECTION 905. Conformity with Trust Indenture Act ..............................  54
       SECTION 906. Reference in Securities to Supplemental Indentures ...............  54
       SECTION 907. Subordination Unimpaired .........................................  54

ARTICLE TEN  COVENANTS ...............................................................  55
       SECTION 1001. Payment of Principal, Premium and Interest ......................  55
       SECTION 1002. Maintenance of Office or Agency .................................  55
       SECTION 1003. Money for Securities Payments to Be Held in Trust ...............  55
       SECTION 1004. Statement by Officers as to Default .............................  56
       SECTION 1005. Existence .......................................................  57
       SECTION 1006. Maintenance of Properties .......................................  57
       SECTION 1007. Payment of Taxes and Other Claims ...............................  57

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                       PAGE
                                                                                       ----
       SECTION 1008. Waiver of Certain Covenants .....................................  57

ARTICLE ELEVEN  REDEMPTION OF SECURITIES .............................................  58
       SECTION 1101. Applicability of Article ........................................  58
       SECTION 1102. Election to Redeem; Notice to Trustee ...........................  58
       SECTION 1103. Selection by Trustee of Securities to Be Redeemed ...............  58
       SECTION 1104. Notice of Redemption ............................................  59
       SECTION 1105. Deposit of Redemption Price .....................................  60
       SECTION 1106. Securities Payable on Redemption Date ...........................  60
       SECTION 1107. Securities Redeemed in Part .....................................  61

ARTICLE TWELVE  SINKING FUNDS ........................................................  61
       SECTION 1201. Applicability of Article ........................................  61
       SECTION 1202. Satisfaction of Sinking Fund Payments with Securities ...........  61
       SECTION 1203. Redemption of Securities for Sinking Fund .......................  61

ARTICLE THIRTEEN  DEFEASANCE AND COVENANT DEFEASANCE .................................  62
       SECTION 1301. Company's Option to Effect Defeasance or Covenant
                        Defeasance ...................................................  62
       SECTION 1302. Defeasance and Discharge ........................................  62
       SECTION 1303. Covenant Defeasance .............................................  63
       SECTION 1304. Conditions to Defeasance or Covenant Defeasance .................  63
       SECTION 1305. Deposited Money and U.S. Government Obligations to
                        be Held in Trust; Miscellaneous Provisions ...................  65
       SECTION 1306. Reinstatement ...................................................  66

ARTICLE FOURTEEN  CONVERSION OF SECURITIES ...........................................  66
       SECTION 1401. Applicability of Article ........................................  66
       SECTION 1402. Exercise of Conversion Privilege ................................  66
       SECTION 1403. No Fractional Shares ............................................  67
       SECTION 1404. Adjustment of Conversion Price ..................................  68
       SECTION 1405. Notice of Certain Corporate Actions .............................  68
       SECTION 1406. Reservation of Shares of Common Stock ...........................  69
       SECTION 1407. Payment of Certain Taxes Upon Conversion ........................  69
       SECTION 1408. Nonassessability ................................................  69
       SECTION 1409. Provision in Case of Consolidation, Merger or Sale
                        of Assets ....................................................  70
       SECTION 1410. Duties of Trustee Regarding Conversion ..........................  71
       SECTION 1411. Repayment of Certain Funds Upon Conversion ......................  71

ARTICLE FIFTEEN  SUBORDINATION OF SECURITIES .........................................  71

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                       PAGE
                                                                                       ----
       SECTION 1501. Agreement of Subordination ......................................  71
       SECTION 1502. Payments to Holders .............................................  72
       SECTION 1503. Subrogation of Securities .......................................  74
       SECTION 1504. Authorization to Effect Subordination ...........................  75
       SECTION 1505. Notice to Trustee ...............................................  76
       SECTION 1506. Trustee's Relation to Senior Indebtedness .......................  76
       SECTION 1507. No Impairment of Subordination ..................................  77
       SECTION 1508. Certain Conversions Deemed Payment ..............................  77
       SECTION 1509. Article Applicable to Paying Agents .............................  77
       SECTION 1510. Senior Indebtedness Entitled to Rely ............................  78

                                     QUANTUM CORPORATION

           Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture                                                   Indenture
  Act Section                                                      Section
---------------                                                 --------------
Section 310 (a)(1) ...........................................  609
            (a)(2) ...........................................  609
            (a)(3) ...........................................  Not Applicable
            (a)(4) ...........................................  Not Applicable
            (b) ..............................................  608, 610
Section 311 (a) ..............................................  613
            (b) ..............................................  613
Section 312 (a) ..............................................  701, 702
            (b) ..............................................  702
            (c) ..............................................  702
Section 313 (a) ..............................................  703
            (b) ..............................................  703
            (c) ..............................................  703
            (d) ..............................................  703
Section 314 (a) ..............................................  704
            (a)(4) ...........................................  101, 1004
            (b) ..............................................  Not Applicable
            (c)(1) ...........................................  102
            (c)(2) ...........................................  102
            (c)(3) ...........................................  Not Applicable
            (d) ..............................................  Not Applicable
            (e) ..............................................  102
Section 315 (a) ..............................................  601
            (b) ..............................................  602
            (c) ..............................................  601
            (d) ..............................................  601
            (e) ..............................................  514
Section 316 (a) ..............................................  101
            (a)(1)(A) ........................................  502, 512
            (a)(1)(B) ........................................  513
            (a)(2) ...........................................  Not Applicable
            (b) ..............................................  508
            (c) ..............................................  104
Section 317 (a)(1) ...........................................  503
            (a)(2) ...........................................  504
            (b) ..............................................  1003
Section 318 (a) ..............................................  107

--------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

        INDENTURE, dated as of August 1, 1997, between Quantum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive office at 500 McCarthy Boulevard, Milpitas, California, 95035, and LaSalle National Bank, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as provided in this Indenture.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof appertaining, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. DEFINITIONS.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

        (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

        (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Act," when used with respect to any Holder, has the meaning specified in Section 104.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board empowered to act for it with respect to this Indenture.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day," when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

        "Commission" means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company; provided, however, subject to the provisions of Section 1409, shares issuable upon conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, further, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its principal financial officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Corporate Trust Office" means the corporate trust office of the Trustee at 135 South LaSalle Street, Chicago, Illinois 60674-9135, at which at any particular time its corporate trust business shall be administered.

        "Corporation" means a corporation, association, company, joint-stock company or business trust.

        "Covenant Defeasance" has the meaning specified in Section 1303.

        "Credit Agreement" means that certain Credit Agreement, dated as of June 6, 1997, by and among the Company, each of the financial institutions from time to time listed on Schedule I thereto (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch and CIBC Inc., as Co-Arrangers for the Banks, Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks, ABN AMRO Bank N.V., San Francisco International Branch, as Syndication Agent for the Banks, and Bank of America National Trust Association, as Documentation Agent for the Banks, as amended, amended and restated, supplemented or otherwise modified from time to time.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Defeasance" has the meaning specified in Section 1302.

        "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

        "Designated Senior Indebtedness" means the Credit Agreement, the Sumitomo Credit Agreement and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

        "Expiration Date" has the meaning specified in Section 104.

        "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Indebtedness" means with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligation and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

        "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, "Indenture" shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term "Indenture" for a particular series of Securities shall only include the supplemental indentures applicable thereto.

        "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

        "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

        "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

        "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, redemption at the option of the Holder or otherwise.

        "Notice of Default" means a written notice of the kind specified in
Section 501(4).

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the

Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 1004 shall be the principal executive, financial or accounting officer of the Company.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Company, and who shall be reasonably acceptable to the Trustee.

        "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

        "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

        (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

        (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

        (3) Securities as to which Defeasance has been effected pursuant to
Section 1302; and

        (4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

        "Payment Blockage Notice" has the meaning specified in Section 1502.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Record Date" means any Regular Record Date or Special Record Date.

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

        "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

        "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

        "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

        "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company or the Company's 5% Convertible Subordinated Notes due 2003. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

        "Subsidiary" means a corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, and the accounts of which are consolidated with those of the Company in its most recent consolidated financial statements in accordance with generally accepted accounting principles. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Sumitomo Credit Agreement" means that certain Credit Agreement, dated as of September 22, 1995 by and among the Company, the several financial institutions listed on the signature pages thereto (collectively, the "Banks"), and The Sumitomo Bank, Limited, acting through its San Francisco Branch, as agent for the Banks (the "Agent") and as Issuer, as amended, amended and restated, supplemented or otherwise modified from time to time.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

        "U.S. Government Obligation" has the meaning specified in Section 1304.

        "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

        (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. ACTS OF HOLDERS; RECORD DATES.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instrument or instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        The ownership of Securities shall be proved by the Security Register.

        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, vote, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

        The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in
Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

        With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in
Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

        Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. NOTICES, ETC., TO TRUSTEE AND COMPANY.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

        (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmissions ((312) 443-2914), provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

        (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.

SECTION 106. NOTICE TO HOLDERS; WAIVER.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. CONFLICT WITH TRUST INDENTURE ACT.

        If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. SUCCESSORS AND ASSIGNS.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. SEPARABILITY CLAUSE.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. BENEFITS OF INDENTURE.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 113. LEGAL HOLIDAYS.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert a Security at a particular conversion price shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or, if applicable to a particular series of Securities, conversion need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Stated Maturity or on such last day for conversion, as the case may be.

SECTION 114. INDENTURE AND SECURITIES SOLELY CORPORATE OBLIGATIONS.

        No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

SECTION 115. INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

           This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201. FORMS GENERALLY.

        The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. Any such Board Resolution or record of such action shall have attached thereto a true and correct copy of the form of Security referred to therein approved by or pursuant to such Board Resolution.

        The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. FORM OF FACE OF SECURITY.

  [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS
                                  THEREUNDER.]

                               QUANTUM CORPORATION

                           -------------------------

No.____________                                                     $___________

        Quantum Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of _____________________ Dollars on _________________ [IF THE SECURITY IS TO BEAR
INTEREST PRIOR TO MATURITY, INSERT -- , and to pay interest thereon from ___________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ______________ and ______________ in each year, commencing ________________, at the rate of ____%
per annum, until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT -- , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or _____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

        [IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

        Payment of the principal of (and premium, if any) and [IF APPLICABLE, INSERT -- any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in ____________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [IF APPLICABLE, INSERT -- ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:                                  QUANTUM CORPORATION

                                        By:
                                           -------------------------------------
                                           Title:

Attest:

-------------------------------------

SECTION 203. FORM OF REVERSE OF SECURITY.

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and LaSalle National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [IF APPLICABLE, INSERT -- , limited in aggregate principal amount to $__________].

        [IF APPLICABLE, INSERT -- The Securities of this series are subject to redemption upon not less than [IF APPLICABLE, INSERT -- 30] days' notice by mail, [IF APPLICABLE, INSERT -- (1) on ___________ in any year commencing with the year ________ and ending with the year _________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [IF APPLICABLE, INSERT -- on or after ____________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [IF APPLICABLE, INSERT -- on or before ___________, ____%, and if redeemed] during the 12-month period beginning _____________ of the years indicated, and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption [IF APPLICABLE, INSERT -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

              REDEMPTION                                             REDEMPTION
YEAR            PRICE                                 YEAR             PRICE
----          ----------                              ----           -----------


        [IF APPLICABLE, INSERT -- The Securities of this series are subject to redemption upon not less than [IF APPLICABLE, INSERT -- 30] days' notice by mail, (1) on __________ in any year commencing with the year ___________ and ending with the year _________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [IF APPLICABLE, INSERT -- on or after ____________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _____________ of the years indicated,

             REDEMPTION PRICE FOR           REDEMPTION PRICE FOR
              REDEMPTION-THROUGH             REDEMPTION-OTHERWISE
               OPERATION OF THE             THAN THROUGH OPERATION
YEAR             SINKING FUND                OF THE SINKING FUND
----         --------------------           --------------------


and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [IF APPLICABLE, INSERT -- Notwithstanding the foregoing, the Company may not, prior to ___________, redeem any Securities of this series as contemplated by [IF APPLICABLE, INSERT -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

        [IF APPLICABLE, INSERT -- The sinking fund for this series provides for the redemption on __________, in each year beginning with the year _______ and ending with the year ________ of [IF APPLICABLE, INSERT -- not less than $________ ("mandatory sinking fund") and not more than] $________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [IF APPLICABLE, INSERT -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [IF APPLICABLE, INSERT -- , in the inverse order in which they become due].]

        [IF THE SECURITY IS SUBJECT TO REDEMPTION OF ANY KIND, INSERT -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

        [IF APPLICABLE, INSERT -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

        [IF THE SECURITY IS CONVERTIBLE INTO COMMON STOCK OF THE COMPANY, INSERT -- Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the first Business Day next preceding the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_________ principal amount of Securities for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in ______________, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

        [IF THE SECURITY IS CONVERTIBLE INTO OTHER SECURITIES OF THE COMPANY, SPECIFY THE CONVERSION FEATURES.]

        The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

        [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

        [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to --INSERT FORMULA FOR DETERMINING THE AMOUNT. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in denominations of $______ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. FORM OF LEGEND FOR GLOBAL SECURITIES.

        Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

        The Trustee's certificates of authentication shall be in substantially the following form:

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                        LASALLE NATIONAL BANK,
                                        As Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Officer

SECTION 206. FORM OF CONVERSION NOTICE.

        Conversion notices shall be in substantially the following form:

        To Quantum Corporation:

        The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

     Principal Amount to be Converted
(in an integral multiple of $1,000, if less
                than all)
          U.S. $________________


Dated:
      ------------------                ----------------------------------------
                                        Signature(s) must be guaranteed by a
                                        commercial bank or trust company or a
                                        member firm of a national stock exchange if shares of Common Stock are to be delivered, or Securities to be issued, other than to and in the name of the registered owner.

                                        ----------------------------------------
                                        Signature Guaranty

        Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered Holder.


----------------------------------      ----------------------------------------
(Name)                                  Social Security or Other Taxpayer
                                        Identification Number


----------------------------------
(Address)


----------------------------------
Please print Name and Address
(including zip code number)


[The above conversion notice is to be modified, as appropriate, for conversion into other securities or property of the Company.]

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301. AMOUNT UNLIMITED; ISSUABLE IN SERIES.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

        (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

        (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to
Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

        (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

        (4) the date or dates on which the principal of any Securities of the series is payable;

        (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

        (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

        (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

        (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

        (10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

        (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 101;

        (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

        (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

        (14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

        (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

        (16) if applicable, the terms of any right to convert Securities of the series into shares of Common Stock of the Company or other securities or property;

        (17) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

        (18) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

        (19) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

        (20) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
Section 901(5)).

        All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

        If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

        The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fifteen.

SECTION 302. DENOMINATIONS.

        The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its principal financial officer, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, a copy of such Board Resolution, the Officers' Certificate setting forth the terms of the series and an Opinion of Counsel, with such Opinion of Counsel stating,

        (1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

        (2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

        (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such

Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. TEMPORARY SECURITIES.

        Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

        If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

        At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

        If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

        (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

        (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

        (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

        (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304,

306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

        If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

        Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to



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be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

        (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in
Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

        (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        Subject to the provisions of Section 1402, in the case of any Security (or any part thereof) which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security the principal of (or premium, if any, on) which shall become due and payable, whether at Stated Maturity or by declaration of acceleration or otherwise prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or any one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Section 1402, in the case of any Security



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(or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security (or such part thereof) shall not be payable.

SECTION 308. PERSONS DEEMED OWNERS.

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. CANCELLATION.

        All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310. COMPUTATION OF INTEREST.

        Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when



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        (1)     either

                (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
        Section 1003) have been delivered to the Trustee for cancellation; or

                (B) all such Securities not theretofore delivered to the Trustee for cancellation

                        (i) have become due and payable, or

                        (ii) will become due and payable at their Stated Maturity within one year, or

                        (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. APPLICATION OF TRUST MONEY.

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent



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(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. EVENTS OF DEFAULT.

        "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fifteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

        (2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

        (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

        (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or



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

        (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

        (7) any other Event of Default provided with respect to Securities of that series.

SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

        If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any payments by the Company on the Securities following any such acceleration will be subject to the subordination provisions of Article Fifteen to the extent provided therein.

        At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

        (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                (A) all overdue interest on all Securities of that series,



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

                (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

        The Company covenants that if

        (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

        (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.



                                      -36-
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SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

        In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. APPLICATION OF MONEY COLLECTED.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section 607; and

        SECOND: Subject to Article Fifteen, to the payment of the amounts then due and unpaid for principal of and any premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according



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to the amounts due and payable on such Securities for principal and any premium, if any, and interest, respectively.

SECTION 507. LIMITATION ON SUITS.

        No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

        (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

        (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
             INTEREST AND TO CONVERT.

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), to convert such Securities in accordance with Article Fourteen and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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SECTION 509. RESTORATION OF RIGHTS AND REMEDIES.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. RIGHTS AND REMEDIES CUMULATIVE.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. DELAY OR OMISSION NOT WAIVER.

        No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

SECTION 512. CONTROL BY HOLDERS.

        The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

        (1) such direction shall not be in conflict with any rule of law or with this Indenture and the Trustee shall not have determined that the action so directed would be unjustly prejudicial to Holders of Securities of that series, or any other series, not taking part in such direction; and

        (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

SECTION 513. WAIVER OF PAST DEFAULTS.

        The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

        (1) in the payment of the principal of or any premium or interest on any Security of such series, or

        (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article Fourteen.

SECTION 515. WAIVER OF USURY, STAY OR EXTENSION LAWS.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. CERTAIN DUTIES AND RESPONSIBILITIES.

        The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. NOTICE OF DEFAULTS.

        If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. CERTAIN RIGHTS OF TRUSTEE.

        Subject to the provisions of Section 601:

        (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

        (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent,



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order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

        (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. MAY HOLD SECURITIES AND ACT AS TRUSTEE UNDER OTHER INDENTURES.

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

        Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 606. MONEY HELD IN TRUST.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. COMPENSATION AND REIMBURSEMENT.

        The Company agrees



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        (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608. CONFLICTING INTERESTS.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

        There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

        No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.



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

        The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

        If at any time:

        (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

        (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

        (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, the retiring Trustee may petition, any Holder who



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has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

        In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such



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retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

        Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. APPOINTMENT OF AUTHENTICATING AGENT.

        The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or if the Authenticating Agent is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such



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Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

        If an appointment with respect to one or more series is made pursuant to this Section 612, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:



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

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        LASALLE NATIONAL BANK,
                                        As Trustee

                                        By:
                                           -------------------------------------
                                           As Authenticating Agent

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

        The Company will furnish or cause to be furnished to the Trustee

        (1) semi-annually, not later than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, as the case may be, and

        (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as Security Registrar.

SECTION 702. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

        The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701, if any, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

        The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.



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        Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. REPORTS BY TRUSTEE.

        The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 1 in each calendar year, commencing with the first July 1 after the first issuance of Securities pursuant to this Indenture.

        A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. REPORTS BY COMPANY.

        The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

        The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

        (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States



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of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article Fourteen, if applicable, or as otherwise specified pursuant to Section 301, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

        (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

        (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. SUCCESSOR SUBSTITUTED.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (1) to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

        (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

        (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

        (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

        (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

        (6) to secure the Securities; or

        (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

        (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

        (9) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Fourteen, including providing for the conversion of the securities into any security (other than the Common Stock of the Company) or property of the Company; or

        (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

        (11) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Articles Four and Thirteen, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect.

SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

        With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

        (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or modify the provisions of this Indenture with respect to the subordination of such series of Securities in a manner adverse to the Holders of Securities of such series, or

        (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

        (3) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), or

        (4) if applicable, make any change that adversely affects the right to convert any security as provided in Article Fourteen or pursuant to Section 301 (except as permitted by Section 901(9)) or decrease the conversion rate or increase the conversion price of any such security.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 601 and 603) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

        Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907. SUBORDINATION UNIMPAIRED.

        No provision in any supplemental indenture which affects the superior position of the holders of Senior Indebtedness shall be effective against holders of Senior Indebtedness.



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                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

        The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

        The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

        If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the



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

Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. STATEMENT BY OFFICERS AS TO DEFAULT.

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The fiscal year of the Company ends on March 31; and the Company will give the Trustee prompt written notice of any change of its fiscal year.

SECTION 1005. EXISTENCE.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 1006. MAINTENANCE OF PROPERTIES.

        The Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, and to the extent, in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 1007. PAYMENT OF TAXES AND OTHER CLAIMS.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

SECTION 1008. WAIVER OF CERTAIN COVENANTS.

        Except as otherwise specified as contemplated by Section 301 for Securities or in a supplemental indenture of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(19), 901(2), 901(7), 1006 or 1007 for the benefit of the Holders of such series if before the time for such compliance the Holders of at least 50% in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.



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                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101. APPLICABILITY OF ARTICLE.

        Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

        The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

        If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot, or in the Trustee's discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

        The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. NOTICE OF REDEMPTION.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

        All notices of redemption shall state:

        (1) the Redemption Date,

        (2) the Redemption Price (including accrued interest, if any),

        (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

        (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

        (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

        (6) if applicable, the conversion price, that the date on which the right to convert the principal of the Securities or the portions thereof to be redeemed will terminate will be the Redemption Date and the place or places where such Securities may be surrendered for conversion, and

        (7) that the redemption is for a sinking fund, if such is the case.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 1105. DEPOSIT OF REDEMPTION PRICE.

        On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

        If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to the right of any Holder of such Security to receive interest as provided in the last paragraph of Section
307) be paid to the Company on Company Request, or if then held by the Company, shall be discharged from such trust.

SECTION 1106. SECURITIES PAYABLE ON REDEMPTION DATE.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. SECURITIES REDEEMED IN PART.

        Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the



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

same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

SECTION 1201. APPLICABILITY OF ARTICLE.

        The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

        The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202. SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

        The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. REDEMPTION OF SECURITIES FOR SINKING FUND.

        Not less than 60 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to
Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

        The Company may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302. DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations, and the provisions of Article Fifteen shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, and, if applicable, Article Fourteen, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303. COVENANT DEFEASANCE.

        Upon the Company's exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Sections 1006 through 1007, inclusive, and any covenants provided pursuant to Section 301(19), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Sections 1006 through 1007, inclusive, and any such covenants provided pursuant to Section 301(19), 901(2) or 901(7)), shall be deemed not to be or result in an Event of Default, and (3) the provisions of Article Fifteen shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)) or Article Fifteen, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

        The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

        (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        (2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue

Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

           (3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

        (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

        (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

        (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

        (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

        (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

        (9) At the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Indebtedness shall have occurred and be continuing, (B) no event of default with respect to any Senior Indebtedness shall have resulted in such Senior Indebtedness becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Indebtedness has been made or duly provided for), and (C) no other event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Indebtedness (or a trustee



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on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable.

        (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; MISCELLANEOUS PROVISIONS.

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article Fifteen.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

        Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306. REINSTATEMENT.

        If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated



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to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

                                ARTICLE FOURTEEN

                            CONVERSION OF SECURITIES

SECTION 1401. APPLICABILITY OF ARTICLE.

        The provisions of this Article shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 301 for the Securities of such series.

SECTION 1402. EXERCISE OF CONVERSION PRIVILEGE.

        In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 1002, accompanied by a duly executed conversion notice to the Company substantially in the form set forth in Section 206 stating that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of Section 307 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of



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such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities (or any part thereof) surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

        In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

SECTION 1403. NO FRACTIONAL SHARES.

        No fractional share of Common Stock of the Company shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 1403, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the last reported sale price regular way on such exchange or market on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, on the principal exchange or market on which the Common Stock is traded or quoted.

SECTION 1404. ADJUSTMENT OF CONVERSION PRICE.

        The conversion price of Securities of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassifications, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Securities of such series.

        Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

SECTION 1405. NOTICE OF CERTAIN CORPORATE ACTIONS.

        In case:

        (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required) that would require an adjustment pursuant to Section 1404; or

        (2) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

        (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required), or of the sale of all or substantially all of the assets of the Company; or

        (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in Clause
(1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution,

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liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 1406. RESERVATION OF SHARES OF COMMON STOCK.

        The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Securities of any series that has conversion rights.

SECTION 1407. PAYMENT OF CERTAIN TAXES UPON CONVERSION.

        Except as provided in the next sentence, the Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

SECTION 1408. NONASSESSABILITY.

        The Company covenants that all shares of its Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

SECTION 1409. PROVISION IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

        If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 1404 applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Holder of each Security of a series then Outstanding that is convertible into Common Stock of the Company shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share")), then for the purposes of this Section 1409 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares.

        Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article or in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of such adjustments. The above provisions of this Section 1409 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security of a series that is convertible into Common Stock of the Company as provided in Section 106 promptly upon such execution.

        Neither the Trustee nor any conversion agent, if any, shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities of a series convertible into Common Stock of the Company upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 1410. DUTIES OF TRUSTEE REGARDING CONVERSION.

        Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject

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to the provisions of Section 601, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Fourteen or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

SECTION 1411. REPAYMENT OF CERTAIN FUNDS UPON CONVERSION.

        Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including, but not limited to, funds deposited for the sinking fund referred to in Article Twelve hereof and funds deposited pursuant to Article Thirteen hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article Fourteen shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

                                 ARTICLE FIFTEEN

                           SUBORDINATION OF SECURITIES

SECTION 1501. AGREEMENT OF SUBORDINATION.

        Except as otherwise provided in a supplemental indenture or pursuant to
Section 301 hereof, the Company covenants and agrees, and each Holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Fifteen; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

        The payment of the principal of, premium, if any, and interest on all Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article Eleven as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

        No provision of this Article Fifteen shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 1502. PAYMENTS TO HOLDERS.

        No payment shall be made with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities to be called for redemption in accordance with Article Eleven as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 1505, if:

                (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

                (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Indebtedness or the Company.

        If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

        The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

        (1) the date upon which the default is cured or waived or ceases to exist, or

        (2) in the case of a default referred to in clause (ii) above, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated,

unless this Article Fifteen otherwise prohibits the payment or distribution at the time of such payment or distribution.

        Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the Senior Indebtedness of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the Senior Indebtedness of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on the Securities (except payments made pursuant to Article Four from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article Fifteen, shall

(except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

        For purposes of this Article Fifteen, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Fifteen with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such Holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1502 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight.

        In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article Eleven as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 1505, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior

Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

        Nothing in this Section 1502 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607. This Section 1502 shall be subject to the further provisions of Section 1505.

SECTION 1503. SUBROGATION OF SECURITIES.

        Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Fifteen (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Fifteen, and no payment over pursuant to the provisions of this Article Fifteen, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article Fifteen, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article Fifteen are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

        Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders

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of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article Fifteen.

SECTION 1504. AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fifteen and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 503 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 1505. NOTICE TO TRUSTEE.

        The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article Fifteen. Notwithstanding the provisions of this Article Fifteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

        Notwithstanding anything in this Article Fifteen to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 401, and any such payment shall not be subject to the provisions of Section 1500 or 1502.

        The Trustee, subject to the provisions of Section 601, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1506. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 613 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 601, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise.

SECTION 1507. NO IMPAIRMENT OF SUBORDINATION.

        No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

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SECTION 1508. CERTAIN CONVERSIONS DEEMED PAYMENT.

        For the purposes of this Article Fifteen only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Fourteen shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 1403), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 1508, the term "junior securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Fourteen.

SECTION 1509. ARTICLE APPLICABLE TO PAYING AGENTS.

        If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 1505 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1510. SENIOR INDEBTEDNESS ENTITLED TO RELY.

        The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article Fifteen, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.



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

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                                       QUANTUM CORPORATION

                                       By: /s/ Richard L. Clemmer
                                           -------------------------------------
                                           Title: Executive Vice President,
                                           Finance and Chief Financial Officer

                                       LASALLE NATIONAL BANK

                                       By: /s/ Estelita E. Tucker
                                           -------------------------------------
                                           Title: Assistant Vice President